UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.      )
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Soliciting Material under §240.14a-12

OSI Systems, Inc.

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12525 Chadron Avenue
Hawthorne, California 90250

DEAR STOCKHOLDER
You are cordially invited to attend the Annual Meeting of Stockholders of OSI Systems, Inc., which will be held at 10:00 a.m., Pacific Time, on December 9, 2021, at the Company’s offices at 12525 Chadron Avenue, Hawthorne, California. All holders of OSI Systems, Inc. common stock as of the close of business on October 14, 2021 are entitled to vote at the Annual Meeting.
Please refer to our Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card. Each describes the actions expected to be taken at the Annual Meeting. The Proxy Statement describes the items in detail and also provides information about our Board of Directors and executive officers. Please also refer to our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, which I encourage you to read. It includes our audited, consolidated financial statements and information about our operations, markets and products.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. Your vote will ensure your representation at the Annual Meeting if you cannot attend in person.
You may vote by Internet, telephone or by sending in your Proxy Card. In addition, you may also choose to vote in person at the Annual Meeting.
Thank you for your ongoing support and continued interest in OSI Systems, Inc.
Sincerely,
Victor S. Sze
Secretary
October 21, 2021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MEETING INFORMATION
Thursday, December 9, 2021
10:00 a.m., Pacific Time
LOCATION
The Company’s offices, 12525 Chadron Avenue, Hawthorne, California 90250
ITEMS OF BUSINESS
1.
To elect seven directors to hold office for a one-year term and until their respective successors are elected and qualified;

2.
To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022;

3.
To conduct an advisory vote on the Company’s executive compensation for the fiscal year ended June 30, 2021, as described in the accompanying Proxy Statement; and

4.
To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

RECORD DATE
The Board of Directors has fixed the close of business on October 14, 2021 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.
VOTING
Whether or not you plan to attend the Annual Meeting, it is important that you vote your shares. You may vote by signing and returning the enclosed Proxy Card, via the Internet, by telephone, by written ballot at the Annual Meeting, or by scanning the QR code provided below, as more fully described in the Proxy Statement. Any of these methods will ensure representation of your shares at the Annual Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement.
REVIEW YOUR PROXY STATEMENT AND VOTE:
BY INTERNET	BY TELEPHONE	BY MAIL
Visit the website on your proxy card	Call the telephone number on your proxy card	Sign, date and return your proxycard by mail	Scan the above QR Code
Please refer to the proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 9, 2021: This Proxy Notice, the accompanying Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2021 are available at http://www.proxyvote.com.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
WE ENCOURAGE OSI SYSTEMS STOCKHOLDERS TO VOLUNTARILY ELECT TO RECEIVE FUTURE PROXY AND ANNUAL REPORT MATERIALS ELECTRONICALLY.
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SCAN THE QR CODE to vote using your mobile device, sign up for e-delivery or download annual meeting materials.

OSI SYSTEMS, INC.
12525 Chadron Avenue
Hawthorne, California 90250
PROXY STATEMENT
GENERAL INFORMATION
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of OSI Systems, Inc. (the “Company”) for use at our Annual Meeting of Stockholders (“Annual Meeting”), to be held at 10:00 a.m., Pacific Time on December 9, 2021, at our offices at 12525 Chadron Avenue, Hawthorne, California 90250, and at any adjournment thereof.
We are making our proxy materials, which include the Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and our most recent Annual Report on Form 10-K (“Proxy Materials”), available to our stockholders via the Internet, although registered stockholders and those stockholders who have previously requested to receive printed copies instead will receive their Proxy Materials in the mail. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed on or about October 25, 2021.
Stockholders of record as of the close of business on October 14, 2021 will receive a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions about how to access the Proxy Materials and vote via the Internet without attending the Annual Meeting. If you receive a Notice of Internet Availability of Proxy Materials but would instead prefer to receive a printed copy of the Proxy Materials rather than downloading them from the Internet, you may do so by following the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
If you are a stockholder that receives a printed copy of the Proxy Materials by mail, you may view the Proxy Materials on the Internet at http://www.proxyvote.com. However, in order to direct your vote without attending the Annual Meeting you must complete and mail the Proxy Card or voting instruction card enclosed (postage pre-paid return envelope also enclosed) or, if indicated on the Proxy Card that you receive, by telephone or Internet voting. Please refer to the Proxy Card that you receive for instructions.
When a proxy is properly submitted, the shares it represents will be voted in accordance with any directions noted thereon. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company by issuance of a subsequent proxy as more fully described on the Proxy Card. In addition, a stockholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.
At the close of business on October 14, 2021, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, we had issued and outstanding 17,941,393 shares of common stock, $0.001 par value (“Common Stock”). A majority of the shares issued and outstanding on the record date, present in person at the Annual Meeting or represented at the Annual Meeting by proxy, will constitute a quorum for the transaction of business. Shares that are voted with respect to any proposal are treated as being present at the Annual Meeting for purposes of establishing a quorum. Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting.
A Proxy Card, when properly submitted via the Internet, telephone or mail, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting of Stockholders and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, our management was not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.
Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Annual Meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.
Proposal One. In accordance with our Bylaws, directors are elected by a plurality of the votes cast, and the nominees who receive the most votes will be elected. Proposal One is considered a “non routine” matter and, accordingly, brokerage firms and nominees do not have the authority to vote their clients’ unvoted shares on Proposal One or to vote their clients’ shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal One. Votes marked “withhold” will not affect the outcome of the election of directors.
Proposal Two. In accordance with our Bylaws, to be approved, the ratification of Moss Adams LLP as our independent registered accounting firm must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual
OSI Systems, Inc. | PROXY STATEMENT   1

PROXY STATEMENT
Meeting. Proposal Two is considered a “routine” matter and, accordingly, brokerage firms and nominees have the authority to vote their clients’ unvoted shares on Proposal Two as well as to vote their clients’ shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Two.
Proposal Three. In accordance with our Bylaws, to be approved, the proposal regarding our executive compensation for the fiscal year ended June 30, 2021 must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting. Proposal Three is considered a “non-routine” matter and, accordingly, brokerage firms and nominees do not have the authority to vote their clients’ unvoted shares on Proposal Three or to vote their clients’ shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Three. The vote on Proposal Three is advisory and therefore not binding on the Company, the Compensation and Benefits Committee (the “Compensation Committee”) or the Board. Although non-binding, the Board values the opinions that our stockholders express in their votes, and the votes will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.
All stockholders entitled to vote at the Annual Meeting will receive either the Notice of Internet Availability of Proxy Materials or a printed copy of the Proxy Materials. We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, posting on the Internet and mailing the Notice of Internet Availability of Proxy Materials and the Proxy Materials. Proxies may be solicited personally, by mail, by e-mail, over the Internet, or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefore.
The matters to be considered and acted upon at the Annual Meeting are more fully discussed below.
2   OSI Systems, Inc. | PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS
NOMINEES
Our Board consists of seven members. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting date.
The seven candidates nominated for election as directors at the Annual Meeting are Deepak Chopra, William F. Ballhaus, Kelli Bernard, Gerald Chizever, Steven C. Good, James B. Hawkins, and Meyer Luskin. All of our director nominees are currently directors of the Company and were previously elected to serve on the Board by our stockholders.
The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until our next annual meeting of stockholders, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board may designate.
If a quorum is present and voting, the seven nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority (broker non-votes) will be counted as present only for purposes of determining if a quorum is present.
DIRECTOR NOMINEES
Name	Age	Position	Director Since
Deepak Chopra	70	Chairman of the Board, Chief Executive Officer and President	1987
William F. Ballhaus(1)(2)(5)	76	Director	2010
Kelli Bernard(4)	52	Director	2019
Gerald Chizever(4)(5)	77	Director	2016
Steven C. Good(1)(3)(4)	79	Director	1987
James B. Hawkins(2)(3)(5)	65	Director	2015
Meyer Luskin(1)(2)(4)	96	Director	1990

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Nominating and Governance Committee

(4)
Member of Risk Management Committee

(5)
Member of the Technology Committee

OSI Systems, Inc. | PROXY STATEMENT   3

ELECTION OF DIRECTORS
Business Experience

Deepak Chopra
Director Since 1987 Chairman of the Board of Directors since 1992

BIOGRAPHY:
Mr. Chopra is our founder and has served as President, Chief Executive Officer and has been a member of our Board since our inception in May 1987. He has served as our Chairman of the Board since February 1992. Mr. Chopra also serves as the Chief Executive Officer of several of our major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC, a publicly-held manufacturer of lighting products, including serving as Chairman of the Board of Directors, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, we acquired certain assets of ILC’s United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics from Punjab Engineering College in Chandigarh, Punjab, India and a Master of Science degree in Semiconductor Electronics from the University of Massachusetts, Amherst. Mr. Chopra was selected to serve as a director because of his expertise in the field of electrical engineering as well as his long-standing experience in successfully managing our Company.

William F. Ballhaus, Jr.
Director Since 2010 INDEPENDENT

BIOGRAPHY:
Dr. Ballhaus has been a member of our Board since May 2010. From 2000 to 2007, Dr. Ballhaus, now retired, served as President and then also as Chief Executive Officer of Aerospace Corporation, an organization dedicated to the application of science and technology to the solution of critical issues in the nation’s space program. Between 1990 and 2000, Dr. Ballhaus’ career included positions within the aerospace industry, including Corporate Vice President, Engineering and Technology for Lockheed Martin Corporation and President, Aero and Naval Systems and President, Civil Space & Communications, both for Martin Marietta. Between 1971 and 1989, Dr. Ballhaus worked for the National Aeronautics and Space Administration (NASA), including as Director of its Ames Research Center. Dr. Ballhaus has extensive risk management experience gained through the various executive and board positions that he has held. Dr. Ballhaus, who has published more than 40 papers on computational aerodynamics, obtained a Ph.D. in Engineering in 1971 and a BS and MS in Mechanical Engineering in 1967 and 1968, all from the University of California at Berkeley. Dr. Ballhaus was selected to serve as a director because of his experience in managing providers of technology and technical services to government agencies.

Kelli Bernard
Director Since 2019 INDEPENDENT

BIOGRAPHY:
Ms. Bernard has been a member of our Board since December 2019. Since June 2016, Ms. Bernard has served as an Executive Vice President and National Cities Leader for AECOM, a fully-integrated global infrastructure firm. Prior to joining AECOM, from July 2013 through June 2016, Ms. Bernard was Deputy Mayor of Economic Development for Los Angeles Mayor Eric Garcetti. Ms. Bernard is the current chair of the Los Angeles Homeless Services Authority (“LAHSA”) and the co-chair of LAHSA’s Ad-Hoc Committee on Black People Experiencing Homelessness. Ms. Bernard also serves on the Boards for the Greater Los Angeles African American Chamber of Commerce and the Los Angeles Area Chamber of Commerce. She holds a BA in Sociology from University of California, Berkeley and a Master’s degree in Urban Planning from University of California, Los Angeles. Ms. Bernard was selected to serve as a director because of her business and economic development and international trade experience.

Gerald Chizever
Director Since 2016 INDEPENDENT

BIOGRAPHY:
Mr. Chizever has been a member of our Board since October 2016. Mr. Chizever has been a partner at the law firm of Loeb & Loeb LLP since 2004. Mr. Chizever’s practice includes mergers and acquisitions, corporate finance, public and private securities offerings, general corporate representation and strategic alliances. Mr. Chizever serves as general corporate counsel for public and private companies, advising them in all matters, including business transactions, corporate governance and compliance with governmental regulations. He holds a B.B.A. degree in Accounting and a Juris Doctorate from George Washington University. Mr. Chizever was selected to serve as a director because of his corporate governance and compliance experience, including his experience in highly-regulated industries.

4   OSI Systems, Inc. | PROXY STATEMENT

ELECTION OF DIRECTORS

Steven C. Good
Director Since 1987 INDEPENDENT

BIOGRAPHY:
Mr. Good has been a member of our Board since September 1987. He has been a consultant for the accounting firm of Cohn Reznick LLP since February 2010. Mr. Good founded the accounting firm of Good, Swartz, Brown & Berns (predecessor of Cohn Reznick LLP) in 1976 and served as an active partner until February 2010. He has been active in consulting and advisory services for businesses in various sectors, including the manufacturing, garment, medical services and real estate development industries. Mr. Good founded California United Bancorp in 1982 and served as its Chairman through 1993. From 1997 until the company was sold in 2006, Mr. Good served as a Director of Arden Realty Group, Inc., a publicly-held real estate investment trust listed on the New York Stock Exchange. Mr. Good formerly served as a director of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, each of which is listed on the New York Stock Exchange. Mr. Good currently serves as a director of Rexford Industrial Realty, Inc., a publicly-held real estate investment trust listed on the New York Stock Exchange. He also formerly served as a director of California Pizza Kitchen, Inc. from 2005 to 2008, Youbet.com from 2006 to 2008, and the Walking Company Holdings, Inc. from 1997 to 2009. Mr. Good has extensive risk management experience gained through the various executive and board positions that he has held. Mr. Good holds a Bachelor of Science degree in Business Administration from the University of California, Los Angeles and attended its Graduate School of Business. Mr. Good was selected to serve as a director because of his audit, finance and accounting expertise.

James B. Hawkins
Director Since 2015 INDEPENDENT

BIOGRAPHY:
Mr. Hawkins has been a member of our Board since December 2015. From 2004 through July 2018, Mr. Hawkins was the President, Chief Executive Officer and member of the Board of Directors of Natus Medical Incorporated, a leading manufacturer of medical devices and software and a service provider for the newborn care, neurology, sleep, hearing and balance markets. Prior to joining Natus, Mr. Hawkins was President, Chief Executive Officer, and a director of Invivo Corporation, a provider of MRI-safe patient monitoring. Mr. Hawkins currently serves as a director of Iradimed Corporation. Mr. Hawkins has extensive risk management experience gained through the various executive and board positions that he has held. He earned his undergraduate degree in Business Commerce from Santa Clara University and holds a Masters of Business Administration degree from San Francisco State University. Mr. Hawkins was selected to serve as a director because of his direct management experience in the medical device area.

Meyer Luskin
Director Since 1990 INDEPENDENT

BIOGRAPHY:
Mr. Luskin has served as a Director of the Company since February 1990. Since 1958, Mr. Luskin has served as a Director of Scope Industries, which is engaged principally in the business of recycling and processing food waste products into animal feed and has also served as its President, Chief Executive Officer and Chairman since 1961. He currently serves as a Director on the Advisory Board of the UCLA Luskin School of Public Affairs. Mr. Luskin was formerly Chairman of the Board of the Santa Monica — UCLA Medical Center and Orthopaedic Hospital, Chairman of the Board of the Orthopaedic Institute for Children (previously known as the Los Angeles Orthopaedic Hospital), a Director of the UCLA Foundation, and a Director of the Alliance for College-Ready Public Schools. Mr. Luskin also served as a Director of Myricom, Inc., a computer and network infrastructure company. Mr. Luskin has extensive risk management experience gained through the various executive and board positions that he has held. Mr. Luskin holds a Bachelor of Arts degree from the University of California, Los Angeles and a Masters in Business Administration from Stanford University. Mr. Luskin was selected to serve as a director because of his long-standing experience managing complex business operations.

The following items display certain significant skills and qualifications, independence and diversity information of our Directors. The Nominating and Governance Committee reviews the composition of the Board as a whole periodically to ensure that the Board maintains a balance of knowledge and experience and to assess the skills and characteristics that the Board may find valuable in the future in light of current and anticipated strategic plans and operating requirements and the long-term interest of stockholders.
OSI Systems, Inc. | PROXY STATEMENT   5

ELECTION OF DIRECTORS

Chopra	Ballhaus	Bernard	Chizever	Good	Hawkins	Luskin
FINANCIAL 5/7 Experience in accounting, financial disclosure, capital markets and corporate finance, or P&L responsibility, as an executive of a company with a breadth and level of complexity comparable to the Company.	✓	✓			✓	✓	✓
INDUSTRY 5/7 Experience in a senior-level management position with a company in the technology solutions or infrastructure industries.	✓	✓	✓			✓	✓
CORPORATE GOVERNANCE 7/7 Experience serving as a public company director, including an understanding of good corporate governance standards and practices.	✓	✓	✓	✓	✓	✓	✓
SENIOR MANAGEMENT 5/7 Experience in a senior-level management position at a publicly listed company.	✓	✓	✓			✓	✓
RISK MANAGEMENT 7/7 Experience assessing and managing enterprise business or government risks or experience overseeing complex business risk management matters.	✓	✓	✓	✓	✓	✓	✓
GLOBAL BUSINESS 4/7 Experience managing a business with substantial global operations, or experience in and deep, expert knowledge of global politics.	✓	✓	✓			✓	
STRATEGY / MERGERS & ACQUISITIONS 6/7 M&A and integration experience as a public company officer or director.	✓	✓		✓	✓	✓	✓
GOVERNMENT 3/7 Experience in governmental and regulatory organizations.	✓	✓	✓

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS
There are no arrangements or understandings known to us between any of the directors or nominees for director and any other person pursuant to which any such person was or is to be elected a director.
Ajay Mehra is the first cousin of Deepak Chopra. Other than this relationship, there are no family relationships among our directors or director nominees or Named Executive Officers (as defined in “Compensation of Executive Officers and Directors — Summary Compensation Table”).
6   OSI Systems, Inc. | PROXY STATEMENT

CORPORATE GOVERNANCE
BOARD ROLE IN RISK OVERSIGHT
Our Board is responsible for our risk oversight. Risks we face include competitive, economic, operational, financial, accounting, liquidity, tax, regulatory, foreign country, safety, employment, political, cybersecurity, and other risks. Risks are reported to our Board through our executive officers, who are responsible for the identification, assessment, and management of our risks. Our Board regularly discusses the risks reported by our executive officers and reviews with management strategies and actions to mitigate the risks and the status and effectiveness of such strategies and actions.
To optimize its risk oversight capabilities and efficiently oversee our risks, the Board delegates to its committees oversight responsibility for particular areas of risk. For example, the Audit Committee oversees management of major financial risks, including risks related to accounting, auditing, financial reporting, and maintaining effective internal control over financial reporting. The Risk Management Committee oversees management of key enterprise risks, including strategic, operational, legal, regulatory, and compliance. The Nominating and Governance Committee oversees risks related to the effectiveness of the Board. The Compensation Committee oversees risks related to our executive compensation policies and practices. The Technology Committee oversees risks related to technology matters.
BOARD LEADERSHIP STRUCTURE AND LEAD INDEPENDENT DIRECTOR
Our Chairman of the Board is our Chief Executive Officer. We believe that currently combining the positions of Chief Executive Officer and Chairman serves as an effective link between management’s role of identifying, assessing and managing risks and the Board’s role of risk oversight. Mr. Chopra possesses in-depth knowledge of the issues, opportunities and challenges we face and is thus well positioned to develop agendas and highlight issues that ensure that the Board’s time and attention are focused on the most critical matters. In addition, our Board has determined that this leadership structure is optimal because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership, as well as clear accountability. Having one person serve as Chairman and Chief Executive Officer also enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, and other companies with which we do business. Although we believe that the combination of the Chairman and Chief Executive Officer roles is appropriate under current circumstances, we will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, separation of these offices would serve our best interests and the best interests of our stockholders.
The combined Chairman of the Board and Chief Executive Officer position is balanced by the number of independent directors serving on our Board, our independent committees and our Lead Independent Director. William Ballhaus is currently our Lead Independent Director and brings to this role considerable skills and experience as described above in “Election of Directors.” The role of Lead Independent Director is designed to further promote the independence of our Board and appropriate oversight of management and to facilitate free and open discussion and communication among our independent directors.
COMMITMENT TO DIVERSITY AT THE COMPANY AND ON THE BOARD
We are focused on creating a diverse and inclusive workforce. We strive to attract and retain top talent, foster an inclusive culture, and embrace diversity. We are also committed to diversity at the Board level. Our Board considers diversity, including gender, racial, and ethnic diversity, when considering nominations to the Board. The Board’s objective is to have a Board comprised of individuals who by occupation, background, and experience are in a position to make a strong, positive contribution to our Company and our stockholders.
OSI Systems, Inc. | PROXY STATEMENT   7

CORPORATE GOVERNANCE
Demographic Information of Employee Population
As of October 1, 2021, our employee demographic breakdown was as follows. We have omitted from our calculations those employees who declined to self-identify or for whom no data was provided.

OUR VALUES
In all that we do, we insist that our values guide our conduct, and our conduct represents our values.
Integrity • We are honest and ethical. • We address issues openly and directly. • We demonstrate respect for our colleagues and customers.
Accountability • We do what we say we will do. • We take personal responsibility for achieving results. • We acknowledge and learn from our mistakes.
Innovation • We encourage innovation and creativity in everything we do. • We develop products which create value for our customers. • We anticipate and adapt to market needs and trends.
Teamwork • We collaborate and support each other. • We strive to live our values and achieve the Company’s mission. • We challenge each other to be efficient and productive.
BOARD MEETINGS, INDEPENDENCE AND COMMITTEES OF THE BOARD
There were six meetings of the Board and the Board acted pursuant to unanimous written consent on one additional occasion during the fiscal year ended June 30, 2021. During fiscal 2021, the Board had a standing Audit Committee, Compensation Committee, Nominating and Governance Committee, Risk Management Committee, and Technology Committee. The members of each committee are appointed by the majority vote of the Board. All persons serving as a director during the fiscal year ended June 30, 2021 attended more than 75% of the aggregate number of meetings held by the Board and all committees on which such director served.
The Board has determined that each of the current directors, except Mr. Chopra, is independent within the meaning of the director independence standards of The NASDAQ Stock Market (the “Listing Standards”), as currently in effect. Furthermore, the Board has determined that each of the members of each of the committees of the Board is independent within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and the Listing Standards, as applicable and currently in effect.
8   OSI Systems, Inc. | PROXY STATEMENT

CORPORATE GOVERNANCE

Audit Committee

■
Current Members: Steven C. Good, William F. Ballhaus, Meyer Luskin

Current Chair: Steven C. Good
We have a separately designated, standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee makes recommendations for selection of our independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews our financial statements and the adequacy of our internal accounting controls and financial management practices. All members of the Audit Committee are independent, as independence for audit committee members is defined in Rule 10A-3(b)(1) under the Exchange Act and the Listing Standards applicable to our Company.
The Audit Committee currently consists of three independent directors. The Board has determined that, based upon his work experience, Mr. Good qualifies as an “Audit Committee Financial Expert” as this term has been defined under the rules and regulations of the SEC. Information regarding Mr. Good’s work experience is set forth above under “Election of Directors.”
To date, no determination has been made as to whether the other members of the Audit Committee also qualify as Audit Committee Financial Experts.
There were four meetings of the Audit Committee during the fiscal year ended June 30, 2021. See “Report of Audit Committee.” The Audit Committee acts pursuant to a written charter adopted by the Board, a copy of which is available under the Investor Relations section of our website — http://www.osi-systems.com.

Compensation Committee

■
Current Members: Meyer Luskin, William F. Ballhaus, James B. Hawkins

Current Chair: Meyer Luskin
The Compensation Committee is responsible for determining compensation and benefits for our executive officers, reviewing and approving executive compensation policies and practices, and providing advice and input to the Board in the administration of our equity compensation and benefits plans. The Compensation Committee engages and consults with independent compensation consultants in the performance of its duties. The Compensation Committee currently consists of three independent directors. There were five meetings of the Compensation Committee during the fiscal year ended June 30, 2021. See “Compensation Committee Report.”
The Compensation Committee acts pursuant to a written charter adopted by the Board, a copy of which is available under the Investor Relations section of our website — http://www.osi-systems.com.

Nominating and Governance Committee

■
Current Members: Steven C. Good, James B. Hawkins

Current Chair: Steven C. Good
The Nominating and Governance Committee is responsible for evaluating nominations for new members of the Board. The Nominating and Governance Committee currently consists of two independent directors. There was one meeting of the Nominating and Governance Committee during the fiscal year ended June 30, 2021.
The Nominating and Governance Committee will consider director candidates based upon their business and financial experience, personal characteristics, expertise that is complementary to the background and experience of other Board members, diversity, willingness to devote the required amount of time to carrying out the duties and responsibilities of membership on the Board, willingness to objectively appraise management performance, and any such other qualifications the Nominating and Governance Committee deems necessary to ascertain the candidate’s ability to serve on the Board.
The Nominating and Governance Committee has sought to identify director nominees that have diverse professional and educational backgrounds that are believed to complement the skills offered by existing Board members. The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board, a copy of which is available under the Investor Relations section of our website — http://www.osi-systems.com.

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CORPORATE GOVERNANCE
Risk Management Committee

■
Current Members: Gerald Chizever, Kelli Bernard, Steven C. Good, Meyer Luskin

Current Chair: Gerald Chizever
The Risk Management Committee is responsible for overseeing and monitoring our key enterprise risks, including strategic, operational, legal, regulatory, compliance, security, and reputational risks. The Risk Management Committee has responsibility for reviewing our compliance program and our major legal compliance risk exposures, monitoring our code of ethics, reviewing our risk management reviews and assessments, and regularly assessing the continuing appropriateness of a succession plan for our Chief Executive Officer and other executive officers. The Risk Management Committee currently consists of four independent directors. There were two meetings of the Risk Management Committee during the fiscal year ended June 30, 2021.
The Risk Management Committee acts pursuant to a written charter adopted by the Board, a copy of which is available under the Investor Relations section of our website — http://www.osi-systems.com.

Technology Committee

■
Current Members: William F. Ballhaus, Gerald Chizever, James B. Hawkins

Current Co-Chairs: William F. Ballhaus, James B. Hawkins
The Technology Committee is responsible for evaluating and making recommendations to the Board regarding technology-based matters. The Technology Committee currently consists of three independent directors. There were four meetings of the Technology Committee during the fiscal year ended June 30, 2021.
The Technology Committee acts pursuant to a written charter adopted by the Board, a copy of which is available under the Investor Relations section of our website — http://www.osi-systems.com.

DIRECTOR NOMINATION PROCESS
The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders who wish to submit names of candidates for election to the Board must do so in writing. The recommendation should be sent to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. Our Secretary will, in turn, forward the recommendation to the Nominating and Governance Committee. The recommendation should include the following information:
■
A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Governance Committee;

■
The name and contact information for the candidate;

■
A statement of the candidate’s occupation and background, including education and business experience;

■
Information regarding each of the factors listed above, sufficient to enable the Nominating and Governance Committee to evaluate the candidate;

■
A statement detailing (i) any relationship or understanding between the candidate and our Company, or any customer, supplier, competitor, or affiliate of ours, and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

■
A statement that the candidate is willing to be considered for nomination by the Nominating and Governance Committee and willing to serve as a director if nominated and elected.

Stockholders must also comply with all requirements of our Bylaws, a copy of which is available from our Secretary upon written request, with respect to nomination of persons for election to the Board. We may also require any proposed nominee to furnish such other information as we or the Nominating and Governance Committee may reasonably require to determine the eligibility of the nominee to serve as a director. In performing its evaluation and review, the Nominating and Governance Committee generally does not differentiate between candidates proposed by stockholders and other proposed nominees, except that the Nominating and Governance Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company.
There are no stockholder nominations for election to our Board to be voted on at this year’s Annual Meeting. Stockholders wishing to submit nominations for next year’s annual meeting of stockholders must notify us of their intent to do so on or before the date on which nominations must be received by us in accordance with our Bylaws and the rules and regulations of the SEC. For details see “Stockholder Proposals.”
10   OSI Systems, Inc. | PROXY STATEMENT

CORPORATE GOVERNANCE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers has served during the fiscal year ended June 30, 2021 or subsequently as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on our Board or the Compensation Committee. During the fiscal year ended June 30, 2021, no member of our Compensation Committee had any relationship or transaction with our Company required to be disclosed pursuant to Item 404 of Regulation S-K.
The Board unanimously recommends that you vote “FOR” the election of each of Deepak Chopra, William F. Ballhaus, Jr., Kelli Bernard, Gerald Chizever, Steven C. Good, James B. Hawkins, and Meyer Luskin as our directors. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast at the Annual Meeting.
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PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee has selected Moss Adams LLP (“Moss Adams”) as our independent registered public accountants for the year ending June 30, 2022 and has further directed that management submit the selection of independent registered public accountants for ratification by our stockholders at the Annual Meeting. Moss Adams has no financial interest in the Company, and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.
In the event that our stockholders fail to ratify the selection of Moss Adams, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.
Representatives of Moss Adams are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.
The Board unanimously recommends a vote “FOR” the ratification of Moss Adams as our independent registered public accountants for the fiscal year ending June 30, 2022. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting.
12   OSI Systems, Inc. | PROXY STATEMENT

PROPOSAL 3 ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION
FOR THE FISCAL YEAR ENDED JUNE 30, 2021
Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”) enables our stockholders to vote to approve, on an advisory, non-binding basis, our executive compensation for the fiscal year ended June 30, 2021 as disclosed in the Proxy Statement in accordance with the SEC’s rules, including Section 14A of the Exchange Act. We currently conduct this advisory vote on an annual basis, and the next advisory vote is expected to be conducted at our 2022 Annual Meeting of Stockholders.
Summary

Our Board is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public. We are asking our stockholders to provide advisory approval of our executive compensation as such compensation is described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in the Proxy Statement. We recognize and value the critical role that executive leadership plays in our performance. Our executive compensation philosophy is intended to ensure that executive compensation is aligned with our short- and long-term business strategy, objectives, and stockholder interests. Our executive compensation is designed to attract, motivate, and retain highly qualified executives. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the short- and long-term interests of our stockholders.
We urge you to review the “Compensation Discussion and Analysis” section of the Proxy Statement and executive-related compensation tables for more information.
Emphasis on Pay-For-Performance Principles

We believe that executive compensation should be tied to our performance on both a short-term and long-term basis. We believe that our continued success is closely tied to the performance of our executive officers and have designed our compensation practices in order to reward the executives for their contributions to our overall success.
Alignment with Stockholders’ Interests

We grant annual incentives based in part on each executive’s contribution to enhancing our short- and long-term profitable growth. We also grant long-term equity-based incentives as a substantial component of the compensation program to reward long-term performance and further align the interests of management with those of our stockholders. In recent years, we have generally used restricted stock units (“RSUs”) as our equity incentive vehicle as these awards enable the executives to establish a meaningful equity stake in our Company while allowing them to participate in future value creation through appreciation of the shares. These awards tie the executives’ interests to those of long-term stockholders and serve to motivate the executives to lead us to achieve long-term financial goals that are expected to lead to increased stockholder value. In addition to linking compensation value to stockholder value, these awards generally have vesting conditions, which creates a strong retention incentive and helps ensure the continuity of our operations. For fiscal year 2021, 100% of the long-term equity incentives granted to our Named Executive Officers consisted of RSUs subject to performance vesting based on the compound annual growth rate of revenue and operating income.
Long-Term Performance

In order to promote our philosophy of pay-for-performance and furthering our objective of aligning the interests of management with those of our stockholders, we have established performance programs for certain of our executive officers. These programs focus on the achievement of our long-term financial goals and factors that create long-term stockholder value. By establishing performance targets tied to key corporate financial metrics, we are incentivizing our officers to achieve our long-term corporate objectives and ultimately increase stockholder value.
Highlights of Fiscal 2021 Executive Compensation Program

The Board believes our executive compensation program is designed appropriately and that a vote in favor of the proposal is warranted, including for these reasons: (1) 100% of Named Executive Officer equity awards for fiscal 2021 were performance-based and tied to measurable pre-established targets; (2) in light of recent strong performance, we amended our annual incentive program to adjust the
OSI Systems, Inc. | PROXY STATEMENT   13

PROPOSAL 3
annual targets upwards; (3) we are committed to having strong governance standards and continue to take steps to further this commitment; and (4) we value the opinions and feedback we receive from, and we continue to engage with, our stockholders, and our executive compensation program directly reflects our stockholders’ input.
1. 100% Performance-Based Equity Awards for Named Executive Officers.
100% of the equity grants made to our Named Executive Officers during fiscal 2021 were performance-based and tied to pre-established targets. Our 2021 performance-based program established revenue and operating income targets which require significant annual growth as compared to baseline measurement levels. The revenue metric is weighted at 20%, and the operating income metric is weighted at 80%.
For the annual performance period ended June 30, 2021, compound annual revenue growth as compared to the baseline measurement level was 4.5%, and compound annual operating income growth as compared to the baseline measurement level was 17.8%. As a result, our CEO earned 43,219 shares in accordance with the program.
2. Increased Targets for Annual Incentive Program.
For fiscal year 2021, in light of recent strong performance, we amended our annual incentive program to adjust the annual targets upwards as set forth in the section titled “Annual Incentive Awards”.
3. Corporate Governance and Best Practices: We are committed to having strong governance standards with respect to our compensation programs, procedures, and practices.
We have taken the following actions to enhance our corporate governance and executive compensation policies:
■
Engaged with stockholders and incorporated stockholder feedback when establishing our executive compensation programs to address specific stockholder feedback.

■
Appointed a Lead Independent Director to further promote the independence of our Board and appropriate oversight of management and to facilitate free and open discussion and communication among our independent directors.

■
Prohibited hedging and pledging of our stock by executive officers and directors. As of the date of the Proxy Statement, no shares of our stock are pledged by any Named Executive Officer or director.

■
Adopted a robust clawback policy that provides that if an accounting restatement is required due to material non-compliance with any accounting requirements, then we will seek to recover any excess in the incentive compensation earned by all of our executive officers, regardless of whether they were at fault or not in the circumstances leading to the restatement, over the prior three years over what they would have earned if there had not been a material restatement of the financial statements. We have also included clawback provisions in each Named Executive Officer’s employment agreement.

■
Established rigorous Company stock ownership guidelines requiring each executive officer to own Company stock valued at least at five times his annual base salary. These guidelines align the executives’ long-term interests with those of our stockholders. In addition, prior to attaining the 5X share ownership guideline, each executive is required to retain at least 50% of the shares acquired upon exercise of options or vesting of restricted stock or RSU awards, net of amounts required to pay taxes and exercise price.

4. Communications with Stockholders: We maintain open lines of communication with our stockholders, and our annual cash incentive and long-term incentive programs reflect the stockholder input we received.
Our Compensation Committee takes very seriously stockholder feedback with respect to executive compensation. At our 2020 annual meeting, approximately 98% of the votes cast on the advisory vote on the compensation of our Named Executive Officers were in favor of our executive compensation. Considering the robust level of support of our stockholders of our compensation program, our Compensation Committee determined to continue to apply the same approach with respect to compensation policies and decisions for fiscal 2021.
Our Board believes that the information above as well as that provided in the section entitled “Compensation of Executive Officers and Directors” contained in the Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with the stockholders’ interests and support long-term value creation. The following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of OSI Systems, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the SEC, including in the section entitled “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure contained in the Proxy Statement.”
The Board unanimously recommends that you vote “FOR” the approval of our executive compensation for the fiscal year ended June 30, 2021. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be approved on an advisory basis, this proposal must be approved by the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting.
14   OSI Systems, Inc. | PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS AND
DIRECTORS
EXECUTIVE OFFICERS
Our executive officers are as follows:
Name	Age	Position
Deepak Chopra*	70	Chairman of the Board of Directors, Chief Executive Officer and President
Alan Edrick*	53	Executive Vice President and Chief Financial Officer
Ajay Mehra*	59	Executive Vice President and President, Cargo Scanning and Solutions
Victor Sze*	54	Executive Vice President and General Counsel
Mal Maginnis*	62	President of Rapiscan Detection
Shalabh Chandra	56	President of Healthcare Division
Manoocher Mansouri	65	President of Optoelectronics and Manufacturing Division
Paul Morben	60	President of OSI Electronics
Glenn Grindstaff	59	Senior Vice President and Chief Human Resources Officer

*
Denotes our Named Executive Officers for fiscal 2021.

The following section sets forth certain background information regarding those persons currently serving as our executive officers, excluding Deepak Chopra, who is described above under “Election of Directors”:
Alan Edrick
Executive Vice President and Chief Financial Officer 2006

BIOGRAPHY:
Alan Edrick is our Executive Vice President and Chief Financial Officer. Mr. Edrick joined the Company as Executive Vice President and Chief Financial Officer in September 2006. Mr. Edrick has more than three decades of financial management and public accounting experience, including mergers and acquisitions, capital markets, financial planning and analysis and regulatory compliance. Between 2004 and 2006, Mr. Edrick served as Executive Vice President and Chief Financial Officer of BioSource International, Inc., a biotechnology company, until its sale to Invitrogen Corporation. Between 1998 and 2004, Mr. Edrick served as Senior Vice President and Chief Financial Officer of North American Scientific, Inc., a medical device and specialty pharmaceutical company. Between 1989 and 1998, Mr. Edrick was employed by Price Waterhouse LLP in various positions including Senior Manager, Capital Markets. Mr. Edrick received his Bachelor of Arts degree from the University of California, Los Angeles and a Master of Business Administration degree from the Anderson School at the University of California, Los Angeles.

Ajay Mehra
Executive Vice President and President, Cargo Scanning Solutions 1989

BIOGRAPHY:
Ajay Mehra is our Executive Vice President and President, Cargo Scanning and Solutions. Mr. Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named our Executive Vice President. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University.

Victor S. Sze
Executive Vice President and General Counsel 2002

BIOGRAPHY:
Victor S. Sze is our Executive Vice President and General Counsel. Mr. Sze joined the Company as Vice President of Corporate Affairs and General Counsel in March 2002. In November 2002, Mr. Sze was appointed Secretary. In September 2004, Mr. Sze was appointed Executive Vice President. From 1999 through November 2001, Mr. Sze served as in-house counsel to Interplay Entertainment Corp., a developer and worldwide publisher of interactive entertainment software, holding the title of Director of Corporate Affairs. Prior to joining Interplay Entertainment Corp., Mr. Sze practiced law with the firm of Wolf, Rifkin & Shapiro in Los Angeles. Mr. Sze holds a Bachelor of Arts degree in Economics from the University of California, Los Angeles and a Juris Doctorate from Loyola Law School.

OSI Systems, Inc. | PROXY STATEMENT   15

EXECUTIVE COMPENSATION
Mal Maginnis
President of Rapiscan Detection 2017

BIOGRAPHY:
Mal Maginnis is President of our Rapiscan Detection business. Mr. Maginnis joined the Company in July 2017. He has more than 35 years in the defense, security, safety and technology industries, and is an experienced senior executive of technology-based businesses. Prior to joining the Company, Mr. Maginnis was the head of a technology development company based in Singapore and one of the owners of an Australian detection company based in Sydney. In addition, he was President of Smiths Detection from 2011-2014 based in London. He held a series of senior positions at Smiths Detection including President, Head of Technology, Programs and Products and was the head of the largest business unit managing the global military and emergency responder business. Mr. Maginnis holds a Bachelor of Arts (Hons) degree in history and government from the Faculty of Military Studies University of New South Wales, and Graduate, UK Command Staff College.

Shalabh Chandra
President of Healthcare 2019

BIOGRAPHY:
Shalabh Chandra is President of our Healthcare division. Mr. Chandra joined the Company in September 2019. He has more than 20 years in the medical devices and medical diagnostics industries. From May 2018 to August 2019, he served as the VP & GM of the Neurology ivision for Quest Diagnostics. Prior to that, from May 2017 to April 2018, Mr. Chandra served as an industry consultant, and from August 2010 through April 2017, Mr. Chandra held several positions at Analogic, including President of Analogic Asia and SVP for the Global Ultrasound Business. Mr. Chandra also spent approximately 14 years at Philips as GM of Global MRI Patient Monitoring. Mr. Chandra received his BS in electrical engineering from IIT Kanpur, India, a MS in Biomedical Engineering from Ohio State, and an MBA from the Wharton School of the University of Pennsylvania.

Manoocher Mansouri
President of Optoelectronic and Manufacturing 1982

BIOGRAPHY:
Manoocher Mansouri is President of our Optoelectronics and Manufacturing division. Mr. Mansouri joined the Company in 1982 and was named President of our Optoelectronics and Manufacturing division in June 2006. Mr. Mansouri has over 30 years of experience in the optoelectronics industry. Mr. Mansouri has served as President of our OSI Optoelectronics, Inc. subsidiary since May 2000. Mr. Mansouri holds a Bachelor of Science degree in Electrical Engineering from the University of California, Los Angeles as well as an Executive Program in management certificate from the Anderson School at the University of California, Los Angeles.

Paul Morben
President of OSI Electronics 2019

BIOGRAPHY:
Paul Morben is President of our OSI Electronics business. Having first joined the Company in 1983, Mr. Morben has over 35 years of experience in the optoelectronics and manufacturing services industries, including 10 years in Asia where he established and led the Company’s manufacturing operations in Singapore, Indonesia, and Malaysia. Mr. Morben was named President of OSI Electronics in October 2019 after having spent the prior three years as President and CEO of Masterwork Electronics, Inc. Mr. Morben holds a Bachelor of Science degree from California State University, Northridge and a Master of Business Administration degree from Concordia University, Irvine.

Glenn Grindstaff
Chief Human Resources Officer 2020

BIOGRAPHY:
Glenn Grindstaff is our Chief Human Resources Officer. Mr. Grindstaff joined the Company in this role in February 2020. Mr. Grindstaff has over 25 years of progressive human resources leadership experience. Between 2010 and 2019, Mr. Grindstaff served as Vice President, Human Resources and Administration for L3Harris Technologies. Prior to that, Mr. Grindstaff held several senior positions, including Vice President, Human Resources and Administration at Honda Aircraft, and Senior Vice President, Human Resources at Spirent Communications. Mr. Grindstaff holds a Bachelor of Arts degree from California State University, Northridge.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our compensation philosophy, objectives, and processes, including the methodology for determining executive compensation for our Named Executive Officers. For additional information, please refer to the more detailed compensation disclosures beginning with and following the “Summary Compensation Table” contained in this Proxy Statement.
16   OSI Systems, Inc. | PROXY STATEMENT

EXECUTIVE COMPENSATION

Advisory Vote on Named Executive Officer Compensation; Stockholder Communications

We maintain open lines of communication with our stockholders, and senior management routinely interacts with our stockholders on a number of matters, including executive compensation, in order to better understand their opinions and to obtain their feedback. Further, the Compensation Committee considers the outcome of our annual say on pay vote when making decisions regarding our executive compensation program. At our 2020 annual meeting, 98% of the votes cast on the advisory vote on the compensation of our Named Executive Officers were in favor of our executive compensation policies. Considering the robust level of support of our stockholders of our compensation program, our Compensation Committee determined to continue to apply the same approach with respect to compensation policies and decisions for fiscal 2021. At the upcoming Annual Meeting, we will again hold an annual advisory vote to approve executive compensation. We will continue to engage with our stockholders throughout the year, and the Compensation Committee will consider the results from this year’s and future advisory votes on executive compensation, as well as any feedback received from stockholders.
Governance Highlights

We are committed to having strong governance practices with respect to our compensation programs, practices and procedures. We believe that these practices reinforce our emphasis on tying executive compensation to performance. The following chart highlights some of our governance practices with respect to executive compensation:
What We Do	What We Do Not Do

Use 100% performance-based vesting for Named Executive Officer equity awards
Have formulaic performance-based annual incentives
Maintain a robust clawback policy
Maintain share ownership and retention guidelines for executives and directors
Conduct an annual say on pay vote
Maintain open lines of communication with stockholders

No excise tax gross-ups upon a change in control
No hedging, pledging, or speculative transactions are permitted by executives and directors
No re-pricing of underwater stock options
No stock option grants with an exercise price less than fair market value
No “single trigger” severance payments owing solely on account of the occurrence of a change in control event

Executive Compensation Summary

Fiscal 2021 Performance
During fiscal 2021, we performed well, delivering excellent financial and operational results, while managing COVID-19 related challenges. Throughout this unprecedented time, we continued to deliver on commitments to our customers and partners while ensuring the continued safety of our employees. We (a) delivered strong revenues and earnings per share; (b) achieved record operating cash flow; (c) expanded our operating margin; and (d) completed one strategic acquisition.
Leverage Business Infrastructure. Even as we launched new products, entered new markets, and invested substantial amounts in R&D, we actively leveraged our business infrastructure and maintained intelligent cost management.
Growth in Markets and Opportunities. In fiscal 2021, we continued to expand our addressable markets through new product introductions and targeting of markets that did not previously represent a significant source of revenues. This dynamic approach has served, and we believe it will continue to serve, to sustain growth over the long term. Some of our key achievements during fiscal 2021 include the following:
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New product launch of our Lifescreen® Pro event screening system in our Healthcare division.

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Acquired the developer of a productivity software solution in our Healthcare division, that not only leveraged our existing operating infrastructure but also provided entry into growing market segments.

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Established a new third-party relationship to market a body scanner product in our Security division.

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Progressed significantly in our R&D programs for the development of new products and technologies.

Building a Foundation for the Future. We continue to make significant targeted investments in R&D and acquisitions. In fiscal 2021, we completed one strategic acquisition in our Healthcare division. We believe that these types of acquisitions and investments, as well as other product development programs that are currently underway, will result in enhanced business outcomes for years to come.
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Executive Compensation
Role of the Compensation Committee

Our Board appoints members to the Compensation Committee. Each member of the Compensation Committee is independent within the meaning of the rules and regulations of the SEC and the Listing Standards, as currently in effect. The Compensation Committee is responsible for establishing and approving all compensation for our Named Executive Officers, including base salaries, annual incentives, long-term equity incentive compensation, benefits and perquisites, and other compensation. The Compensation Committee may delegate certain of its responsibilities to a subcommittee, to individuals or to others.
Compensation for each of our Named Executive Officers (other than our Chief Executive Officer) is recommended to the Compensation Committee by our Chief Executive Officer. Compensation for our Chief Executive Officer is established by the Compensation Committee on its own.
The Compensation Committee has designed an executive compensation program that is focused on the attainment of consistent, long-term stockholder returns through (a) aligning executives’ incentives with both single-year and multi-year performance, and (b) attracting and retaining executives with capabilities to lead the Company to excel in a competitive landscape. This structure is designed to emphasize pay for performance while simultaneously mitigating risk exposure.
Executive Compensation Program Elements

The particular elements of the compensation program for our Named Executive Officers consist of both fixed compensation and variable compensation. Consistent with our pay-for-performance philosophy, we structure our compensation program such that fixed compensation is a relatively small percentage of total compensation whereas variable compensation comprises a significant percentage of total compensation. The Compensation Committee takes risk into account when establishing the compensation program and believes that the current structure appropriately balances risk and the desire to focus executives on specific annual and long-term goals while not encouraging unnecessary or excessive risk taking.
The following is an overview of the elements of our compensation and benefits programs for fiscal 2021:
	Pay Element	Description
FIXED	Base Salary	Fixed cash compensation set based on the duties and scope of responsibilities of each executive officer’s position and the experience the individual brings to the position.
AT RISK	Annual Incentives
Cash-based annual incentives that are determined formulaically for our corporate Named Executive Officers.
The Cargo Incentive Program allows for annual incentives to Mr. Mehra based on the achievement of certain performance metrics.
Mr. Maginnis received a bonus based upon division performance.

AT RISK	Long-Term Incentives
The fiscal 2021 program with respect to the Named Executive Officers consisted of performance-based RSUs, which are earned based on the achievement of pre-established revenue and operating income metrics for each of the three years following grant, as well as an aggregate three-year metric.

	Benefits	Employee Stock Purchase Plan, medical, dental, and vision health insurance plans and life and long-term disability insurance.
	Perquisites	For fiscal 2021, perquisites included a Company car for certain Named Executive Officers.
Retirement
401(k) retirement plan, which includes a Company match.
Nonqualified deferred compensation plan that permits the deferral of salary and cash incentives at executive officers’ election and permits a Company match.
Nonqualified defined benefit plan, in which our CEO is the only participant.

18   OSI Systems, Inc. | PROXY STATEMENT

Executive Compensation

In fiscal 2021, fixed compensation comprised approximately 12% to 42% and variable compensation comprised approximately 58% to 88% of each Named Executive Officer’s total compensation. Average variable compensation for the Named Executive Officers represented 85% of total compensation.
CEO Pay Mix	Other NEO Pay Mix

Fixed Compensation. Fixed compensation is intended to compensate our Named Executive Officers for their ongoing responsibilities and consists of base salary. Base salary is set to attract and retain executive talent. Base salaries for our Named Executive Officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer’s position and the experience the individual brings to the position. Salaries are reviewed periodically, typically on an annual basis.
The Compensation Committee takes a conservative approach with respect to base salary increases. In determining whether base salary levels for fiscal year 2021 were appropriate, the Compensation Committee considered the minimum base salary amount provided for in the Named Executive Officer’s employment agreement, as well as a determination of each Named Executive Officer’s responsibilities, past performance, and expected future contributions. For the first half of fiscal 2021, our Named Executive Officers each took a voluntary 15% salary reduction that remained in place through December 31, 2020.
Variable Compensation. Variable compensation provides our Named Executive Officers with the opportunity for substantial rewards for achieving successful performance and contributing toward sustainable and consistent stockholder returns and consists principally of annual incentive awards and long-term incentive compensation.
Annual Incentive Awards. For fiscal year 2021, all corporate Named Executive Officers (CEO, CFO, and General Counsel) were eligible for an annual incentive pursuant to our annual incentive program with a target incentive opportunity equal to 100% of the salary established at the beginning of the year and a maximum incentive opportunity equal to 200% of salary for our CEO, 150% of salary for our CFO, and 135% of salary for our General Counsel. Annual incentives under this program are designed to focus our participating Named Executive Officers on annual operating achievement and near-term success. Annual incentives are calculated based on a formula tied to adjusted return on equity (“AROE”) metrics, whose goals were increased from the prior fiscal year, as follows:
AROE	% of Base Salary Earned
Less than 14%	0%
15%	25%
16.5%	50%
18.0%	75%
19.75%	100%
20.23125%	135%
21.125%	150%
21.8125%	175%
22% or more	200%
The Compensation Committee considers AROE to be an effective annual performance measure for assessing the Company’s efficient use of capital and return to stockholders. The AROE targets were designed to be challenging yet achievable with significant effort and management skill and were established in order to provide the executives sufficient incentive to create long-term stockholder value while at the same time ensuring appropriate risk management. For fiscal 2021, we achieved 22.2% AROE. See the “Non-equity Incentive Plan Compensation” column of the Summary Compensation Table.
Mr. Maginnis, President, Rapiscan Detection, is eligible to receive a bonus based upon the sales and operating income of Rapiscan. For fiscal year 2021, Mr. Maginnis was awarded a cash bonus of $180,071, which is set forth in the “Non-equity Incentive Plan Compensation” column of the Summary Compensation Table.
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Executive Compensation
Mr. Mehra, President, Cargo Scanning and Solutions, participates in an incentive program tied to the performance of our cargo scanning and solutions business (the “Cargo Incentive Program”). Incentives under the Cargo Incentive Program are awarded based on the operating income of our cargo scanning and solutions business. For fiscal year 2021 performance, Mr. Mehra was awarded a cash bonus of $2,500,000 under this program. The fiscal 2021 award is included in the “Non-equity Incentive Plan Compensation” column of the Summary Compensation Table.
Long-Term Incentive Program. In order to further promote our philosophy of pay-for-performance and furthering our objective of aligning our executive compensation with our long-term financial goals and factors that create long-term stockholder value as well as incentivizing the desired individual performance of each Named Executive Officer, we have a long-term incentive program.
The grants to our Named Executive Officers during fiscal 2021 were performance based in their entirety. The Compensation Committee believes that this vesting structure provides an incentive for our Named Executive Officers to remain with the Company and also focus the Named Executive Officers on consistently achieving corporate performance and business objectives for the benefit of our stockholders.
Our overall long-term incentive program is designed to retain our Named Executive Officers and to align the interests of our Named Executive Officers with the long-term interests of our stockholders, namely the achievement of sustainable, long-term stock price appreciation. All equity awards are made at fair market value on the date of grant (which is the date on which the Compensation Committee authorizes the grant). Under our equity incentive plan as in effect on the date of grant, fair market value is determined by the closing price of our Common Stock on such dates.
The Compensation Committee has established a three-year program for long-term performance-based incentive grants to our Named Executive Officers. The program provides for yearly initial grants of equity. Each award is 100% performance based and vests based on the level of performance achieved for the following metrics: compound annual revenue growth and compound annual operating income growth. The Compensation Committee considers compound annual growth revenue and operating income metrics to be effective long-term performance measures for assessing the Company’s performance over multiple years. The targets are designed to be challenging yet achievable with significant effort and management skill, incentivizing management to create long-term stockholder value while at the same time ensuring appropriate risk management. Revenue and operating income figures are as reported in accordance with GAAP in our annual report on Form 10-K. Compound annual growth rate is measured as compared to our fiscal year 2017 as-reported figures. As described below, the majority of the shares that can be earned under this program is based upon three-year performance, while additional shares can be earned based upon year one and year two performance.
Each initial grant would vest based upon the performance levels achieved for a three-year performance period for each metric based on the charts set forth below, which show the applicable metrics, weightings, and potential vesting percentage based upon performance level achieved.
Revenue Metric (20%)
CAGR Revenue Growth	Vesting Percentage
<1.0%	0%
1.0%	25%
2.0%	50%
3.0%	75%
4.0%	100%
Operating Income Metric (80%)
CAGR EBIT Growth	Vesting Percentage
<2.0%	0%
2.0%	10%
2.5%	30%
3.0%	50%
4.0%	70%
5.0%	85%
6.0%	100%
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Executive Compensation

Our Named Executive Officers also have the opportunity to earn additional shares for each annual performance period within the three-year performance period if certain performance levels are achieved based on the charts set forth below.
Revenue Metric (20%)
CAGR Revenue Growth	Potential Additional Shares as a % of Initial Grant
4.5%	10%
5.0%	20%
5.5%	30%
6.0%	40%
6.5%	50%
7.0%	60%
Operating Income Metric (80%)
CAGR EBIT Growth	Potential Additional Shares as a % of Initial Grant
6.5%	10%
7.0%	20%
7.5%	30%
8.0%	40%
8.5%	50%
9.0%	60%
During fiscal year 2021, our Compensation Committee approved an amendment to our long-term incentive program as applicable to our Chief Executive Officer to extend the program to include fiscal years 2022 and 2023 and to increase the potential additional shares that our Chief Executive Officer can earn under the compound annual operating income growth metric in accordance with the chart below. 90% of any additional shares earned under the program will vest on the date such shares are granted, and 10% will vest on the one-year anniversary of the date such shares are granted.
CAGR EBIT Growth	Potential Additional Shares as a % of Initial Grant
9.5%	70%
10.0%	80%
10.5%	90%
11.0%	100%
In the event of a change of control, the initial grant would vest upon the change of control; performance for any annual periods remaining in association with a particular grant will be assumed to be achieved at the maximum payout levels for the purposes of awarding additional incentive shares or units in connection with the change of control.
Our compound annual revenue growth for fiscal year 2021 was 4.5%, and our compound annual operating income growth for fiscal year 2021 was 17.8%. Therefore, our executive officers earned additional shares as follows: Mr. Chopra: 126,340 shares; Mr. Edrick, 27,534 shares; Mr. Mehra, 8,432 shares; Mr. Sze, 23,710 shares; and Mr. Maginnis, 3,976 shares.
The Compensation Committee determines, after consultation with our Chief Executive Officer, the target number of equity awards to grant to our Named Executive Officers. The grant amounts for our Chief Executive Officer are determined solely by the Compensation Committee. The Compensation Committee considers individual performance, including the following quantitative and qualitative factors, as well as overall corporate performance.
OSI Systems, Inc. | PROXY STATEMENT   21

Executive Compensation
Qualitative Factors	Quantitative Factors

■
Quality of the management of units or functions managed by the Named Executive Officer

■
Leadership of personnel under the Named Executive Officer’s management

■
Execution of strategically important projects

■
Overall effectiveness of units or functions managed by the Named Executive Officer

■
Contributions to the formulation of Company strategy and tactics

■
Contributions to stockholder value

■
Management of risk

■
Financial performance (including earnings per share and internal metrics)

■
Financial performance metrics for business units managed by the Named Executive Officer

■
Compensation surveys provided by external advisors

For fiscal year 2021 performance share calculation purposes, our Chief Executive Officer, Chief Financial Officer, General Counsel, and President of our Cargo Scanning and Solutions Business are measured against consolidated Company performance, and the President of Rapiscan Detection has his performance results weighted 70% based on division performance and 30% based on consolidated Company performance.
Benefits and Perquisites. Benefits and perquisites are designed to attract and retain key employees. Currently, our Named Executive Officers are eligible to participate in benefit plans available to all employees, including our 401(k) Plan, Employee Stock Purchase Plan, medical, dental, and vision health insurance plans and life and long-term disability insurance plans. The 401(k) Plan, Employee Stock Purchase Plan and the medical, dental and vision plans require each participant to pay a contributory amount. We have elected to pay amounts contributed to medical, dental and vision health insurance plans and life and long-term disability insurance plans on behalf of our Named Executive Officers. In addition, we maintain an executive medical reimbursement plan under which our Named Executive Officers receive reimbursement for out-of-pocket expenses not covered by their health insurance plans. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Code. We lease automobiles for or provide an auto allowance to certain of our Named Executive Officers.
We maintain a Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) that is unfunded for federal tax purposes and allows certain of our Named Executive Officers and a select group of other managers or highly compensated employees (as designated by the Compensation Committee) to defer a specified percentage of certain compensation, including salary, bonuses and commissions. Distributions may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date or death. Additional information about this plan is summarized below under the heading “Nonqualified Deferred Compensation.”
We also maintain a Nonqualified Defined Benefit Plan (the “Defined Benefit Plan”) that is unfunded for federal tax purposes and that constitutes an unsecured promise by the Company to make payments to participants in the future following their retirement, termination in connection with a change in control of the Company, or their death or disability. Under the terms of the Defined Benefit Plan, a committee designated by the Board may select participants from among our Named Executive Officers and a select group of managers or other highly compensated employees. Currently, Mr. Chopra is the only participant in this plan. Additional information about this plan is summarized below under the heading “Pension Benefits.”
Total Compensation Mix. While the Compensation Committee does not apply a predetermined or mathematical weighting to determine the fixed and variable elements of compensation, the Compensation Committee believes that the elements described above provide a well-proportioned mix of equity based, at risk or performance-based compensation, and retention-based compensation that produces short-term and long-term incentives and rewards. We believe this compensation mix provides our Named Executive Officers a measure of security as to the minimum levels of compensation that they are eligible to receive, while motivating the Named Executive Officers to focus on the business measures that will produce a high level of corporate performance, as well as reducing the risk of recruitment of highly qualified executive talent by our competitors. The mix of annual incentives and the equity-based awards likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. We believe that this compensation mix results in a pay-for-performance orientation that is aligned with our compensation philosophy, which takes into account individual, group and Company performance.
Bases for Our Compensation Policies and Decisions

In determining compensation awarded to our Named Executive Officers for fiscal 2021, the Compensation Committee performed a review of both overall and relative individual Named Executive Officer and corporate performance based on the qualitative and quantitative factors described in the table below. The factors considered did not have any predetermined or mathematical weighting; rather, the Compensation Committee considered the overall performance of each executive, considering the factors, and including consideration of unplanned events
22   OSI Systems, Inc. | PROXY STATEMENT

Executive Compensation

and issues emerging during the fiscal year. Each factor was evaluated and taken into consideration in the Compensation Committee’s overall determination of each Named Executive Officer’s total compensation package, including both the amount of compensation as well as allocation of such compensation between short-term and long-term components.
Qualitative Factors	Quantitative Factors

■
Furtherance of long-term goals

■
Individual performance and experience

■
Demonstration of leadership skills and ability

■
Achievement of strategic targets

■
Management of unplanned events and issues emerging during the fiscal year

■
Compensation paid in prior years

■
Financial performance of Company/division/ business unit

■
Peer group compensation and performance data

■
Compensation surveys provided by external advisors

The Compensation Committee’s review included evaluating the compensation of the Named Executive Officers in light of information regarding the compensation practices and corporate financial performance of other companies. In making its determinations, the Compensation Committee reviewed information summarizing the compensation paid at peer group companies and more broad-based compensation surveys. The companies in the fiscal 2021 peer group were developed based on similarity in size and operations within the industries in which we operate as follows:
■ AAR Corp.	■ Coherent, Inc.	■ Integer Holdings Corporation	■ Knowles Corp.	■ Methode Electronics, Inc	■ Varex Imaging Corp.
■ ADTRAN, Inc.	■ Extreme Networks, Inc	■ Integra LifeSciences Holdings Corporation	■ LivaNova, PLC	■ National Instruments Corporation.	■ VIASAT, INC.
■ Aerojet Rocketdyne Holdings, Inc.	■ Hexcel Corporation	■ Itron, Inc.	■ Lumentum Holdings Inc	■ Natus Medical Incorporated	■ Viavi Solutions Inc.
■ Cognex Corporation	■ Infinera Corporation	■ Kaman Corporation	■ Masimo Corporation	■ NetScout Systems, Inc.	■ Vishay Intertechnology, Inc
The peer companies were selected based on a set of established criteria intended to select companies that are similar in size, operate in similar end markets, proportional to our principal lines of business, and compete with us for executive talent. Companies were selected from the aerospace and defense, communications equipment, electronic equipment instruments, and components, and healthcare equipment and supplies industries, and chosen based on a range of comparable financial metrics.
In connection with executive compensation decisions for fiscal 2021, the Compensation Committee engaged independent compensation consulting firm, Pearl Meyer. The Compensation Committee also considered compensation levels and practices for executives holding comparable positions and adjustments based on the cost of living in certain geographic areas. This review further assisted the Compensation Committee in determining the appropriate level and mix of compensation for each Named Executive Officer. In connection with its review, the Compensation Committee also considered that certain Named Executive Officers were located in the high cost of living area in the geographic location of our Company headquarters.
While the Compensation Committee did not engage in formal benchmarking with pre-established targets, the Compensation Committee reviewed our actual performance taken as a whole as well as our performance relative to our peer group and established compensation levels at the competitive level that it believed most appropriately corresponded to our comparative performance.
The Compensation Committee believes that the fixed component of compensation is designed to compensate each Named Executive Officer based on the duties and scope of responsibilities of his position and the experience he brings to the position. Consistent with the Company’s pay-for-performance philosophy, the variable component of compensation, in the form of annual incentives and performance-based equity grants comprised a significant portion of total compensation.
The Compensation Committee’s compensation decisions are designed to encourage performance that enhances long-term stockholder value. The Compensation Committee believes that attracting and retaining executive talent capable of achieving our long-term, strategic objectives is the best way to align executive compensation decisions with the interests of stockholders. The Compensation Committee also believes that meeting financial targets as well as near-term strategic goals demonstrates whether an executive is on track to accomplish longer-term objectives.
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Executive Compensation
Minimum Equity Ownership and Retention Guidelines

We believe that our executive officers should hold a significant amount of Company equity to link their long-term economic interests directly to those of our stockholders. Accordingly, we have established requirements that executive officers own at minimum equity of the Company valued at five times their respective annual base salaries. We believe that this multiple constitutes significant amounts for our executive officers and provides a substantial link between the interests of our executive officers and those of our stockholders. Executive officers have five years from the date of appointment to attain such ownership levels. During such time that an executive officer has not attained the share ownership guideline, such officer is required to retain at least 50% of the shares acquired upon exercise of options or vesting of restricted stock awards or units, net of amounts required to pay taxes and exercise price. We periodically review our minimum equity ownership guidelines. Each of our Named Executive Officers meets or exceeds our minimum equity ownership guidelines with the exception of Mr. Maginnis who joined the Company in July 2017.
Clawback Policy

We have adopted a clawback policy. The policy provides that if an accounting restatement is required due to our material non-compliance with any accounting requirements, then we will seek to recover any excess in the cash and equity incentive compensation earned by all of our executive officers, regardless of whether they were at fault or not in the circumstances leading to the restatement, over the prior three years over what they would have earned if there had not been a material non-compliance in the financial statements. Each Named Executive Officer’s employment agreement also contains a clawback provision.
Policy Prohibiting the Hedging or Pledging of Company Stock

We have adopted a policy that prohibits our employees and directors from entering into any transaction that is designed to hedge or offset any decrease in the market value of our Common Stock or other equity securities. Our Board has determined that transactions in mutual funds or other similar type investment vehicles that contain less than 50% Company stock at the time of an employee’s or director’s initial investment is not considered a hedge for purposes of our policy. We have also adopted a policy that prohibits our executive officers and directors from holding Company stock or other equity securities in margin accounts or pledging Company stock or other equity securities as collateral for a loan. As of the date of this Proxy Statement, no shares of Company stock are pledged by any Named Executive Officer or director.
Employment Agreements

We have entered into employment agreements with Messrs. Chopra, Edrick, Mehra, and Sze and an offer letter with Mr. Maginnis. The terms of each of such agreements or arrangements are summarized below under the heading “Employment Agreements.” These types of arrangements are used to retain executives and formalize the terms of the executives’ employment.
Tax Considerations

The Compensation Committee considers applicable tax laws in structuring and modifying its compensation arrangements and employee benefit plans. Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” Prior to the passage of the 2017 Tax Cuts and Jobs Act, performance-based compensation paid to our “covered employees” was generally excluded from this $1 million deduction limit. As a result of changes in the tax law, this previously-available exclusion for performance-based compensation is generally no longer available. While the Compensation Committee considers tax deductibility as one of many factors in determining executive compensation, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible.
24   OSI Systems, Inc. | PROXY STATEMENT

Executive Compensation

SUMMARY COMPENSATION TABLE
The following table sets forth the compensation for our principal executive officer, principal financial officer, and our three highest paid executive officers serving as executive officers on June 30, 2021 (the “Named Executive Officers”) for the fiscal years ended June 30, 2021, 2020, and 2019:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation (6)(7)(8)($)	Total ($)
Deepak Chopra Chairman, President and Chief Executive Officer	2021	901,875	—	4,833,177	—	1,950,000	1,754,124	128,441	9,567,617
	2020	952,500	—	4,833,183	—	1,950,000	1,769,718	131,054	9,636,455
	2019	975,000	—	3,400,039	—	1,950,000	302,451	190,605	6,818,095
Alan Edrick Executive Vice President and Chief Financial Officer	2021	440,562	—	1,583,151	—	712,500	—	72,440	2,808,653
	2020	464,221	—	1,583,133	—	712,500	—	76,449	2,836,303
	2019	475,000	—	1,472,230	—	950,000	—	70,984	2,968,214
Ajay Mehra Executive Vice President of the Company and President, Cargo Scanning and Solutions	2021	417,375	—	474,924	—	2,500,000	—	95,884	3,488,183
	2020	439,788	—	474,939	—	3,000,000	—	82,721	3,997,448
	2019	450,000	—	1,846,632(4)	—	2,216,800	—	83,646	4,597,078
Victor S. Sze Executive Vice President, General Counsel and Secretary	2021	380,275	—	1,359,329	—	553,500	—	74,194	2,367,298
	2020	400,696	—	1,359,322	—	615,000	—	71,865	2,446,883
	2019	410,000	—	1,275,005	—	820,000	—	72,143	2,577,148
Mal Maginnis(5) President of Rapiscan Detection	2021	377,880	—	349,966	—	180,071	—	8,418	916,335
	2020	364,620	85,000	352,404	—	—	—	24,967	826,991
	2019	375,181	165,000	300,047	—	—	—	118,330	958,558

(1)
Represents the aggregate grant date fair value computed in accordance with generally accepted accounting principles of awards granted during the applicable fiscal year. Stock Awards column includes performance-based awards granted at target values. For additional information on the maximum amounts that could be earned if all metrics are achieved at the highest levels, see the Grants of Plan-Based Awards Table below. See Note 9 to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended June 30, 2021 for a discussion of the assumptions used in valuation of stock options and stock awards.

(2)
Represent amounts earned under the annual incentive program, the Cargo Incentive Program, or other management incentive program, as applicable.

(3)
We initially adopted the Defined Benefit Plan, as amended, during fiscal year 2008. Mr. Chopra is currently the only participant in the Defined Benefit Plan. The amounts included in this column represent the aggregate change in the present value of the accumulated benefit from June 30, 2020 to June 30, 2021 based on actuarial assumptions and therefore do not reflect the Company’s liability as of June 30, 2021 under the plan or the plan’s effect on the Company’s earnings in the stated period.

(4)
Includes time-based RSUs valued at $1,404,979, which were granted in fiscal 2019 factoring in previous performance.

(5)
Certain 2021 figures were converted to United States dollars (USD) from Singapore dollars (SGD) at 1 USD to 1.34433 SGD, the June 30, 2021 exchange rate as published by Oanda.com. Certain 2020 figures were converted to United States dollars (USD) from Singapore dollars (SGD) at 1 USD to 1.39322 SGD, the June 30, 2020 exchange rate as published by Oanda.com. Certain 2019 figures were converted to United States dollars (USD) from Singapore dollars (SGD) at 1 USD to 1.3540 SGD, the June 27, 2019 exchange rate as published by Oanda.com.

(6)
Individual breakdowns of amounts set forth in “All Other Compensation” with respect to the fiscal year ended June 30, 2021 are as follows:

Name	Matching 401(k), Nonqualified Deferred Compensation, and Central Provident Fund Contributions(*)($)	Car Benefit ($)	Health Insurance and Medical Reimbursement Payments($)	Life and L-T Disability Insurance Payments($)	Total All Other Compensation($)
Deepak Chopra	5,520	3,300	13,510	106,111	128,441
Alan Edrick	52,088	3,135	13,579	3,638	72,440
Ajay Mehra	49,797	6,675	29,747	9,665	95,884
Victor S. Sze	46,130	2,292	16,088	9,684	74,194
Mal Maginnis(5)	6,829	—	1,589	—	8,418

*
Company matching amounts for the 401(k) Plan and Deferred Compensation Plan are subject to vesting schedules as specified in the applicable plan documents.

(7)
Individual breakdowns of amounts set forth in “All Other Compensation” with respect to the fiscal year ended June 30, 2020 are as follows:

OSI Systems, Inc. | PROXY STATEMENT   25

Executive Compensation
Name	Matching 401(k), Nonqualified Deferred Compensation, and Central Provident Fund Contributions(*)($)	Car Benefit and Housing Reimbursement($)	Health Insurance and Medical Reimbursement Payments($)	Life and L-T Disability Insurance Payments($)	Total All Other Compensation($)
Deepak Chopra	8,166	3,300	9,113	110,475	131,054
Alan Edrick	54,845	3,135	14,357	4,112	76,449
Ajay Mehra	52,272	6,675	13,635	10,139	82,721
Victor S. Sze	48,523	2,292	10,892	10,158	71,865
Mal Maginnis(5)	6,934	16,500	1,533	—	24,967

*
Company matching amounts for the 401(k) Plan and Deferred Compensation Plan are subject to vesting schedules as specified in the applicable plan documents.

(8)
Individual breakdowns of amounts set forth in “All Other Compensation” with respect to the fiscal year ended June 30, 2019 are as follows:

Name	Matching 401(k), Nonqualified Deferred Compensation, and Central Provident Fund Contributions(*)($)	Car Benefit and Housing Reimbursement($)	Health Insurance and edical Reimbursement Payments($)	Life and L-T Disability Insurance Payments($)	Total All Other Compensation($)
Deepak Chopra	6,872	3,300	6,186	174,247	190,605
Alan Edrick	56,040	4,160	6,456	4,328	70,984
Ajay Mehra	53,558	6,675	11,858	11,555	83,646
Victor S. Sze	49,466	4,300	8,003	10,374	72,143
Mal Maginnis(5)	9,793	106,959	1,578	—	118,330

*
Company matching amounts for the 401(k) Plan and Deferred Compensation Plan are subject to vesting schedules as specified in the applicable plan documents.

26   OSI Systems, Inc. | PROXY STATEMENT

Executive Compensation

GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth the plan-based awards made during the fiscal year ended June 30, 2021 to each of our Named Executive Officers(8):
		Estimated Future Payouts under Non-equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Options and Awards(5)($)
Name Position	Grant Date	Threshold ($)(6)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(2)	Maximum (#)(3)
Deepak Chopra Chairman, President and Chief Executive Officer	7/8/2020	—	—	—	—	69,273	277,092	—	4,833,177
	—	—	$975,000	$1,950,000	—	—	—	—	—
Alan Edrick Executive Vice President and Chief Financial Officer	7/8/2020	—	—	—	—	22,691	63,535	—	1,583,151
	—	—	$475,000	$712,500	—	—	—	—	—
Ajay Mehra Executive Vice President of the Company and President, Cargo Scanning and Solutions	7/8/2020	—	—	—	—	6,807	19,060	—	474,924
	—	—	$3,000,000	—	—	—	—	—	—
Victor S. Sze Executive Vice President, General Counsel and Secretary	7/8/2020	—	—	—	—	19,483	54,552	—	1,359,329
	—	—	$410,000	$553,500	—	—	—	—	—
Mal Maginnis, President, Rapiscan Detection	7/8/2020	—	—	—	—	5,016	14,045	—	349,966
		—	$226,728(7)	$283,410(7)	—	—	—	—	—

(1)
No amounts are shown in this column as our long-term performance program provides for the forfeiture of all shares under certain circumstances of significant underperformance, as more fully explained above in the section entitled “Long-Term Incentive Program.”

(2)
Represents the baseline awards granted to the executives as more fully explained above in the section entitled “Long-Term Incentive Program.”

(3)
Represents the maximum that each executive could receive if all performance metrics are achieved at the highest levels as more fully explained above in the section entitled “Long-Term Incentive Program.”

(4)
Performance-based awards vest upon the attainment of certain one-, two- and three-year performance targets.

(5)
The grant date fair value of the RSUs was computed in accordance with generally accepted accounting principles and represents the total projected expense to the Company of grants made during the past fiscal year.

(6)
No amounts are shown in this column as our annual incentive program provides for no award under certain circumstances.

(7)
Converted to United States dollars (USD) from Singapore dollars (SGD) at 1 USD to 1.34433 SGD, the June 30, 2021 exchange rate as published by Oanda.com.

(8)
We have omitted from this table the columns titled “All Other Option Awards: Number of Securities Underlying Options”, and “Exercise or Base Price of Option Awards” because no amounts would have been included in such columns.

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Executive Compensation
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth the outstanding equity awards for each Named Executive Officer as of June 30, 2021(1):
	Option Awards				Stock Awards		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (2)(#)	Option Exercise Price(3) ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (4)($)
Deepak Chopra Chairman, President and Chief Executive Officer	60,000(6)	—	33.62	9/8/2021	—	—	—	—
	—	—	—	—	—	—	153,911	15,643,514
Alan Edrick Executive Vice President and Chief Financial Officer	60,000(6)	—	33.62	9/8/2021	—	—	—	—
	—	—	—	—	—	—	54,972	5,587,354
Ajay Mehra Executive Vice President of the Company and President, Cargo Scanning and Solutions	—	—	—	—	6,070	616,955	16,835	1,711,104
Victor S. Sze Executive Vice President, General Counsel and Secretary	40,000(6)	—	33.62	9/8/2021	—	—	—	—
	—	—	—	—	—	—	47,339	4,811,536
Mal Maginnis President, Rapiscan Detection	—	—	—	—	—	—	11,850	1,204,434

(1)
We have omitted from this table the column titled “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” because no amounts would have been included in such column.

(2)
Stock options vest over a period of three years from the date of grant and expire 10 years from the date of grant.

(3)
The exercise price for stock options is determined using the closing price of our Common Stock on the date of grant.

(4)
The market value of RSU awards that have not yet vested is based on the number of unvested RSUs on June 30, 2021 multiplied by the closing price of our Common Stock on June 30, 2021 ($101.64 per share).

(5)
Performance based awards vest upon the attainment of certain one-, two- and three-year performance targets.

(6)
These options were exercised in September 2021.

28   OSI Systems, Inc. | PROXY STATEMENT

Executive Compensation

OPTION EXERCISES AND STOCK VESTED TABLE
The following table sets forth information regarding the exercise of options by and the vesting of RSUs held by each of our Named Executive Officers during fiscal year ended June 30, 2021:
Name and Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)($)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)($)
Deepak Chopra Chairman, President and Chief Executive Officer	—	—	128,530	9,641,035
Alan Edrick Executive Vice President and Chief Financial Officer	40,000	2,058,800	53,153	3,987,007
Ajay Mehra Executive Vice President of the Company and President,Cargo Scanning and Solutions	—	—	25,744	1,962,692
Victor S. Sze Executive Vice President, General Counsel and Secretary	27,000	1,270,620	45,949	3,446,634
Mal Maginnis President, Rapiscan Detection	—	—	5,421	406,629

(1)
Represents the difference between the fair market price of our Common Stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.

(2)
Includes shares acquired from the vesting of time-based RSU awards and vesting of performance-based RSU awards based upon performance in fiscal years 2019, 2020 and 2021.

(3)
Represents the number of RSU awards that vested multiplied by the fair market price of our Common Stock on the date of vesting.

PAY RATIO
Pursuant to the Dodd Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of our Chief Executive Officer. The compensation for our Chief Executive Officer in fiscal year 2021 was approximately 262 times the median pay of our employees.
Median employee total annual compensation: $36,585 (figure converted to United States dollars (USD) from Malaysian ringgit at 1 USD to 4.14859 Malaysian ringgit, the June 30, 2021 exchange rate as published by Oanda.com)
CEO total annual compensation: $9,567,617
Ratio of CEO to median employee compensation: 262 to 1
With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of the Summary Compensation Table above. We identified the median employee by reviewing the fiscal year 2021 annual base pay for all individuals, excluding our Chief Executive Officer, who were employed by us on June 30, 2021. We included all employees globally without regard to location, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to compensation other than annualizing the compensation for any full-time employees that were not employed by us for all of fiscal 2021. Using this methodology, we determined that the median employee was a full-time salaried employee located in Malaysia. A significant percentage of our employees are located in countries where the cost of living and wages are substantially lower than in the United States. Compensation rates are set to be market-competitive in the country in which the jobs are performed. Accordingly, the resulting CEO to median employee pay ratio is substantially higher than it would have been if the cost of living and wages in those countries were comparable to the United States.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
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Executive Compensation
PENSION BENEFITS
We maintain the Defined Benefit Plan. The Defined Benefit Plan constitutes an unsecured promise by the Company to make payments to participants upon vesting. Mr. Chopra is currently the only participant in the Defined Benefit Plan.
Under the terms of his participation, Mr. Chopra will be entitled to a total benefit of $13 million payable over a multi-year period commencing January 1, 2024 with a final payment on April 1, 2030. The initial payment will be $5.25 million and the remaining payments will be in quarterly installments. Mr. Chopra is fully vested in all benefits under the Defined Benefit Plan. In the event of Mr. Chopra’s death or disability, he or his dependents shall receive the present value of the remaining retirement benefits payable within 60 days following his death or disability, as applicable. In the event of Mr. Chopra’s Separation from Service (as defined in the Defined Benefit Plan) within 24 months following a Change in Control (as defined in the Defined Benefit Plan), Mr. Chopra shall be entitled to (i) the net present value of $6 million of his retirement benefit payable in a single lump sum within 90 days following his Separation from Service and (ii) the net present value of $4 million of his retirement benefit payable in the form of a single lump sum 90 days following the first anniversary of his Separation from Service, each subject to Section 409A of the Internal Revenue Code. In the event a Change in Control occurs after his Separation from Service during the payout of Mr. Chopra’s benefits, the present value of all remaining payments shall be paid in the form of a single lump sum within 90 days following the Change in Control. In the event of a Change in Control, whether before or after Mr. Chopra’s Separation from Service, the net present value of all remaining payments with respect to $3 million of his retirement benefit shall be paid in the form of a single lump sum within 90 days following the Change in Control.
The following table sets forth information regarding the Defined Benefit Plan for the participating Named Executive Officer during fiscal year ended June 30, 2021(1). For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the current accrued benefit, please see Note 13 to the Consolidated Financial Statements included in our Form 10-K for the year ended June 30, 2021.
Name and Principal Position	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)
Deepak Chopra Chairman, President and Chief Executive Officer	14	11,891,668	—

(1)
We have omitted from this table the column titled “Plan Name” because only the Defined Benefit Plan is covered by this table.

NONQUALIFIED DEFERRED COMPENSATION
We adopted the Deferred Compensation Plan in May 2008, as amended and restated in April 2014. Under the Deferred Compensation Plan, a select group of our management or highly compensated employees (as designated by the Compensation Committee), including certain of our Named Executive Officers, may defer a specified percentage of their salary, bonuses and commissions and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. The Named Executive Officers may elect to defer up to 80% of their base salary and up to 100% of other types of eligible compensation. The Deferred Compensation Plan also allows us to make discretionary contributions and matching contributions on behalf of eligible participants.
Participating Named Executive Officers receive market-based returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investment vehicles chosen by them and which are similar to the investment vehicles made available to all employees participating in the Deferred Compensation Plan. Participants may at any time change their investment allocations among the investment vehicles made available under the Deferred Compensation Plan. The rates of return for the various investment vehicles for deferred amounts in the Deferred Compensation Plan in fiscal 2021 ranged from 0% to 81.4%.
Distributions to participants may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date or death.
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The following table sets forth information regarding contributions into the Deferred Compensation Plan made by or for each of the participating Named Executive Officers during the fiscal year ended June 30, 2021:
Name and Principal Position	Executive Contributions($)	Company Contributions(1)($)	Aggregate Earnings (1)(2)($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance($)
Alan Edrick Executive Vice President and Chief Financial Officer	415,360	43,791(3)	1,431,737	—	5,823,798
Ajay Mehra Executive Vice President of the Company and President, Cargo Scanning and Solutions	41,487	41,487(3)	511,574	—	1,864,568
Victor S. Sze Executive Vice President, General Counsel and Secretary	37,799	37,799(3)	600,012	—	2,173,832

(1)
The amounts reported in the Company Contributions column are reported as compensation in the Summary Compensation Table above. The amounts reported in the Aggregate Earnings column are not reported as compensation in the Summary Compensation Table above.

(2)
Represents earnings during the fiscal year ended June 30, 2021.

(3)
Represents matching contribution. No discretionary contributions were made.

EMPLOYMENT AGREEMENTS
We have entered into employment agreements with Messrs. Chopra, Edrick, Mehra, and Sze and an offer letter with Mr. Maginnis.
Deepak Chopra’s Employment Agreement
In April 2012, we entered into our current employment agreement with Mr. Chopra, which was effective as of January 1, 2012. Mr. Chopra’s employment agreement was amended effective as of July 1, 2015 and December 31, 2017. Unless the agreement is terminated earlier in accordance with its terms, the agreement has a three-year term that automatically renews on each anniversary of the effective date of the agreement for a new three year term. The employment agreement terminates on January 1 following the year in which Mr. Chopra turns 73 (the “Chopra Scheduled Retirement Date”). The agreement provides for an initial annual base salary of $1,000,000. Mr. Chopra is also eligible to receive bonus payments from the bonus pool established by us for our officers and employees and to participate in incentive compensation and other employee benefit plans established by us. Mr. Chopra is also entitled to receive the benefit award specified for him under the Defined Benefit Plan. The agreement contains certain restrictive covenants and other prohibitions that protect our proprietary and confidential information following termination and preclude Mr. Chopra during the term of the agreement and for 18 months thereafter from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, Mr. Chopra’s last date of employment with us. The agreement also contains a clawback provision whereby Mr. Chopra’s incentive or performance based compensation shall be subject to reduction or repayment by reason of a correction or restatement of our financial information if and to the extent such reduction or repayment is required by any applicable law.
Under the terms of the agreement, we may terminate Mr. Chopra’s employment at any time for “cause” (as defined in the agreement), or for the following additional reasons: (i) in the event of Mr. Chopra’s death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 180 days within any 12 month period; or (iii) without cause on 12 months written notice, each as further detailed in the agreement. Mr. Chopra may also terminate his employment agreement at any time upon 12 months written notice to the Company or upon three months’ notice if such termination is for “good reason” (as defined in the agreement).
In the event of the termination of Mr. Chopra’s employment by the Company without cause, the Company’s non-renewal of Mr. Chopra’s employment agreement, or termination of such employment by Mr. Chopra for good reason, Mr. Chopra shall be entitled to a single lump-sum payment equal to three times the average of Mr. Chopra’s highest two years out of the prior five years of total annual compensation, including: (i) base salary; (ii) bonuses and incentive compensation excluding “special bonus programs” (as defined in the agreement); (iii) the fair value of any stock, options or other equity grants whether vested or not and (iv) the annualized value of all benefits and perquisites. Mr. Chopra would also receive the acceleration of vesting of all stock options, equity grants and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of Mr. Chopra’s last date of employment and any special bonus programs) from us to Mr. Chopra and an extension of time to exercise such stock options such that Mr. Chopra’s right to exercise such stock options shall continue until the first anniversary of the last day of his employment, but in no event later than the expiration date of the options.
In the event of the termination of Mr. Chopra’s employment by the Company without cause or by Mr. Chopra for good reason, within 90 days prior to or 12 months after a “change in control” (as defined in the agreement), then Mr. Chopra shall be entitled to the same lump sum payment described in the previous paragraph, which shall be subject to mitigation as provided in applicable Treasury Regulations. Mr. Chopra may, at his option, and in lieu of receiving the forgoing, elect to receive a lump sum payment in an amount equal to the product
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of 2.99 multiplied by Mr. Chopra’s “base amount” (as defined in Internal Revenue Code Section 280G(b)(3)); provided that the amount of this alternative payment shall be reduced by the value of acceleration of any equity, stock options, incentive compensation or deferred compensation accelerated by reason of termination to the extent required to be included in the “base amount” pursuant to Internal Revenue Code Section 280G.
In the event of Mr. Chopra’s continued employment until the Chopra Scheduled Retirement Date (including if Mr. Chopra becomes disabled or continues performing services for the Company in a different capacity prior to the Scheduled Retirement Date and such disability or other form of services continues through the Scheduled Retirement Date), he shall be entitled to $13,500,000 payable on or within 45 days of the Chopra Scheduled Retirement Date; provided that in the event of Mr. Chopra’s death or disability, such amount shall be paid within 45 days of such event.
Alan Edrick’s and Victor Sze’s Employment Agreements
For purposes of this section, Messrs. Edrick and Sze are each individually referred to as the “Executive.” In April 2012, we entered into our current employment agreement with each Executive, which were effective as of January 1, 2012. Each Executive’s employment agreement was amended, effective as of July 1, 2015. Mr. Sze’s employment agreement was further amended on April 29, 2019 to provide for certain additional death and disability benefits. Excluding those additional benefits, the terms of such agreements are substantially identical. Unless the agreement is terminated earlier in accordance with its terms, the agreement has a one year term that shall automatically be extended for successive one year periods, unless either party delivers notice of non-renewal to the other party at least 30 days prior to the end of the initial term or any renewal period then in effect. The employment agreement terminates on January 1 following the year in which the Executive turns 68. The agreements provide for an initial annual base salary of $402,000 for Mr. Edrick and $350,000 for Mr. Sze. The Executive is also eligible to receive bonus payments from the bonus pool established by us for our officers and employees and to participate in incentive compensation and other employee benefit plans established by us. The agreement contains certain restrictive covenants and other prohibitions that protect our proprietary and confidential information following termination and preclude the Executive during the term of the agreement and for 18 months thereafter from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, the Executive’s last date of employment with us. Each Executive’s agreement also contains a clawback provision whereby the Executive’s incentive or performance based compensation shall be subject to reduction or repayment by reason of a correction or restatement of our financial information if and to the extent such reduction or repayment is required by any applicable law.
Under the terms of the agreement, the Company may terminate the Executive’s employment at any time for “cause” (as defined in the agreement), or for the following additional reasons: (i) in the event of the Executive’s death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 180 days within any 12 month period; or (iii) without cause on 30 days written notice, each as further detailed in the agreement. The Executive may also terminate his employment agreement for “good reason” (as defined in the agreement) or at any time on 30 days written notice.
In the event of the termination of the Executive’s employment by the Company without cause, the Company’s non-renewal of the Executive’s employment agreement or the termination of such employment by the Executive for good reason, the Executive shall be entitled to: (i) an amount equal to 24 months’ salary at the Executive’s then-current base salary plus an amount equal to two times the average of the highest three annual bonuses (excluding any special bonus programs) paid by us to the Executive in the five years preceding such termination; (ii) continuation of the Executive’s car usage or allowance payments for a period of six months after separation from service; (iii) an allowance of $6,000 for outplacement services; and (iv) acceleration of vesting of all stock options, equity grants and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of the Executive’s last date of employment and any special bonus programs) from us to Executive as follows: (a) grants vesting over time shall be fully vested on separation from service, (b) grants vesting based on performance shall be accelerated and fully vested on separation from service without regard to whether the performance targets are met for such performance period, and (c) the time to exercise nonqualified stock options shall be extended such that Executive’s right to exercise such stock options shall continue until the first anniversary of the Executive’s last date of employment, but in no event later than the expiration date of the options.
In the event of the termination of the Executive’s employment by the Company without cause or by the Executive for good reason, within 90 days prior to or 12 months after a “change in control” (as defined in the agreement), then the Executive shall be entitled to (i) the severance payment described in the applicable paragraph above and (ii) equity, stock options and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of the Executive’s last date of employment and any special bonus programs) granted by us to Executive, whether time vested or performance vested, shall, to the extent unvested, immediately vest, and such stock options shall remain exercisable by Executive for no less than 12 months after the date of such separation from service. Under such circumstances, the Executive may, at his option, and in lieu of receiving the forgoing amounts, elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by the Executive’s “base amount” (as defined in Internal Revenue Code Section 280G(b)(3) excluding payments under any special bonus programs); provided that the amount of this alternative payment shall be reduced by the value of acceleration of any equity, stock options, incentive compensation or deferred compensation accelerated by reason of termination to the extent required to be included in the “base amount” pursuant to Internal Revenue Code Section 280G.
Ajay Mehra’s Employment Agreement
In April 2012, we entered into our current employment agreement with Mr. Mehra, which was effective as of January 1, 2012. Mr. Mehra’s employment agreement was amended, effective as of May 1, 2015. Mr. Mehra’s employment agreement was amended again on April 29,
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2019 to provide for certain additional death and disability benefits. Unless the agreement is terminated earlier in accordance with its terms, the agreement has a one year term that shall automatically be extended for successive one year periods, unless either party delivers notice of non-renewal to the other party at least 30 days prior to the end of the initial term or any renewal period then in effect. The employment agreement terminates on January 1 following the year in which Mr. Mehra turns 68. The agreement provides for an initial annual base salary of $352,000. Mr. Mehra is also eligible to receive bonus payments from the bonus pool established by us for our officers and employees and to participate in incentive compensation and other employee benefit plans established by us. The agreement contains certain restrictive covenants and other prohibitions that protect our proprietary and confidential information following termination and preclude Mr. Mehra during the term of the agreement and for 18 months thereafter from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, Mr. Mehra’s last date of employment with us. Mr. Mehra’s agreement also contains a clawback provision whereby Mr. Mehra’s incentive or performance-based compensation shall be subject to reduction or repayment by reason of a correction or restatement of our financial information if and to the extent such reduction or repayment is required by any applicable law.
Under the terms of the agreement, the Company may terminate Mr. Mehra’s employment at any time for “cause” (as defined in the agreement), or for the following additional reasons: (i) in the event of Mr. Mehra’s death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 180 days within any 12 month period; or (iii) without cause on 30 days written notice, each as further detailed in the agreement. Mr. Mehra may also terminate his employment agreement for “good reason” (as defined in the agreement) or at any time on 30 days written notice.
In the event of the termination of Mr. Mehra’s employment by the Company without cause, the Company’s non-renewal of Mr. Mehra’s employment agreement or the termination of such employment by Mr. Mehra for good reason, he shall be entitled to: (i) an amount equal to two times his total cash compensation (defined as base salary and annual discretionary bonus earned during the 12 calendar months immediately preceding a termination), (ii) continuation of Mr. Mehra’s car usage or allowance payments for a period of six months after separation from service; (iii) an allowance of $6,000 for outplacement services; and (iv) acceleration of vesting of all stock options, equity grants and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of Mr. Mehra’s last date of employment and any special bonus programs) from us to Mr. Mehra as follows: (a) grants vesting over time shall be fully vested on separation from service, (b) grants vesting based on performance shall be accelerated and fully vested on separation from service without regard to whether the performance targets are met for such performance period, and (c) the time to exercise nonqualified stock options shall be extended such that Mr. Mehra’s right to exercise such stock options shall continue until the first anniversary of his last date of employment, but in no event later than the expiration date of the options.
In the event of the termination of Mr. Mehra’s employment by the Company without cause or by Mr. Mehra for good reason, within 90 days prior to or 12 months after a “change in control” (as defined in the agreement), then Mr. Mehra shall be entitled to (i) the severance payment described in the applicable paragraph above and (ii) equity, stock options and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of Mr. Mehra’s last date of employment and any special bonus programs) granted by us to Mr. Mehra, whether time vested or performance vested, shall, to the extent unvested, immediately vest, and such stock options shall remain exercisable by Mr. Mehra for no less than 12 months after the date of such separation from service (the “Change in Control Payment”). Under such circumstances, Mr. Mehra shall receive the lesser of (i) the Change in Control Payment or (ii) an amount equal to the product of 2.99 multiplied by Mr. Mehra’s “base amount”(as defined in Internal Revenue Code Section 280G(b)(3) excluding payments under any special bonus programs); provided that the amount of this alternative payment shall be reduced by the value of acceleration of any equity, stock options, incentive compensation or deferred compensation accelerated by reason of termination to the extent required to be included in the “base amount” pursuant to Internal Revenue Code Section 280G.
Mal Maginnis’s Offer Letter
On July 3, 2017, we entered into an offer letter with Mr. Maginnis. The letter provides for an initial annual base salary of SGD 470,184. Mr. Maginnis is also eligible to receive bonus payments from the bonus pool established by us for our officers and employees and to participate in incentive compensation and other employee benefit plans established by us.
In the event of the termination of Mr. Maginnis’s employment other than for “cause” (as defined in the offer letter) or Mr. Maginnis’s voluntary resignation, Mr. Maginnis is entitled to: (i) an amount equal to six months of base salary, (ii) an amount equal to 50% of Mr. Maginnis’s prior year bonus award, and (iii) acceleration of vesting of Mr. Maginnis’s initial performance-based RSU award on a pro rata basis based on the number of months worked to the extent that our Security division has met its financial targets for the preceding year.
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POTENTIAL PAYMENT UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL
The following tables reflect the breakdown of potential payments and benefits upon termination or a change in control required under the Named Executive Officers’ current employment agreements or offer letter, as applicable. The tables therefore assume that the terms of the employment agreement or offer letter to which each Named Executive Officer is currently subject had been in effect on June 30, 2021, and that employment terminated on such date. The tables also assume that the price of our Common Stock, on which certain calculations in the following tables are made, was the closing price of our Common Stock on June 30, 2021, the last business day of the fiscal year ($101.64).
Please also note that regardless of the manner in which a Named Executive Officer’s employment terminates, the officer is entitled to receive amounts earned during the term of employment. These amounts, which are not included in the following tables, include: (i) regular salary accrued as of the final date of employment; (ii) bonuses accrued as of the final date of employment; (iii) vacation and paid time off accrued as of the final date of employment; (iv) business expense reimbursements not yet paid as of the final date of employment; and (v) amounts contributed under our qualified and nonqualified deferred compensation plans.
All disclosed amounts in the following tables are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which amounts would only be known at the time that they become eligible for such payments.
Subject to the foregoing, the following table reflects the breakdown of potential payments and benefits upon termination or a change in control required under Mr. Chopra’s current employment agreement.
Name and Principal Position	Reason for Termination	Salary($)	Bonus($)	Equity Grants($)	Accelerated Vesting of Stock Awards($)	All Other Compensation($)	Total($)
Deepak Chopra(1) Chairman, President and Chief Executive Officer	Good Reason or Without Cause	3,000,000	5,850,000	14,290,230	15,643,514	609,663	39,393,407
	Good Reason or Without Cause in Connection with a Change in Control(2)	3,000,000	5,850,000	14,290,230	43,499,481	609,663	67,249,374

(1)
In addition to the amounts indicated in this table, Mr. Chopra would also become entitled to certain payments under the Defined Benefit Plan in accordance with the terms of such plan. Additional information about this plan is summarized above under the heading “Pension Benefits.”

(2)
Under the terms of his employment agreement, in lieu of the total compensation to which Mr. Chopra would be entitled in the event that he terminates his employment for good reason or the Company terminates his employment without cause following a change in control, Mr. Chopra may instead elect to receive an alternate payment amount based on a calculation method described in his employment agreement.

Also subject to the foregoing, the following table reflects the breakdown of potential payments and benefits upon termination or a change in control required under the respective current employment agreements or offer letter, as applicable, of Messrs. Edrick, Mehra, Sze and Maginnis.
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Name and Principal Position	Reason for Termination	Salary($)	Bonus($)	Accelerated Vesting of Stock Awards($)	Car Allowance	Outplacement Services	Total($)
Alan Edrick Executive Vice President and Chief Financial Officer	Good Reason or Without Cause	881,124	1,628,667	5,587,354	6,000	6,000	8,109,145
	Good Reason or Without Cause in Connection with a Change in Control(1)	881,124	1,628,667	11,387,237	6,000	6,000	13,909,028
Ajay Mehra Executive Vice President of the Company and President, Cargo Scanning and Solutions	Good Reason or Without Cause	834,750	4,977,867(2)	2,328,064	6,000	6,000	8,152,681
	Good Reason or Without Cause in Connection with a Change in Control	834,750	4,977,867(2)	4,103,004	6,000	6,000	9,927,621(3)
Victor S. Sze Executive Vice President, General Counsel and Secretary	Good Reason or Without Cause	760,550	1,405,833	4,811,536	6,000	6,000	6,989,919
	Good Reason or Without Cause in Connection with a Change in Control(1)	760,550	1,405,833	9,798,503	6,000	6,000	11,976,886
Mal Maginnis President of Rapiscan Detection	Without Cause	188,940	90,036	762,232	—	—	1,041,208
	Without Cause in Connection with a Change in Control	188,940	90,036	1,269,145	—	—	1,548,121

(1)
Under the terms of their employment agreements, in lieu of the total compensation to which the Named Executive Officer would be entitled in the event that he terminates his employment for good reason or the Company terminates his employment without cause following a change in control, the Named Executive Officer may instead elect to receive an alternate payment amount based on a calculation method described in his employment agreement.

(2)
Includes cash and time-based RSUs granted under the Cargo Incentive Program.

(3)
Under the terms of Mr. Mehra’s employment agreement, in the event that he terminates his employment for good reason or the Company terminates his employment without cause following a change in control, Mr. Mehra would receive the lesser of this amount and the amount of an alternate payment based on a calculation method described in his employment agreement.

DIRECTOR COMPENSATION
Mr. Chopra receives no compensation for his service as director of the Company.
During the fiscal year ended June 30, 2021, each non-employee director that served as a director for the full fiscal year received $48,000 and an RSU grant valued at $150,000, and the Lead Independent Director received an additional retainer of $28,000 and an additional RSU grant valued at $30,000. Each member of the Audit Committee received $2,400 for each Audit Committee meeting attended through December 31, 2020 and $3,000 for each Audit Committee meeting attended thereafter. In addition, the Chairman of the Audit Committee received $26,000 and an RSU grant valued at $35,000. Each member of the Compensation Committee received $2,400 for each Compensation Committee meeting attended through December 31, 2020 and $3,000 for each Compensation Committee meeting attended thereafter. In addition, the Chairman of the Compensation Committee received $26,000 and an RSU grant valued at $35,000. Each member of the Nominating and Governance Committee received $3,000 for each Nominating and Governance Committee meeting attended. In addition, the Chairman of the Nominating and Governance Committee received $10,000. Each member of the Technology Committee received $2,500 for each Technology Committee meeting attended. In addition, the Co-Chairmen of the Technology Committee each received $15,000 and an RSU grant valued at $35,000. Each member of the Risk Management Committee received $2,500 for each Risk Management Committee meeting attended and an RSU grant valued at $25,000. In addition, the Chairman of the Risk Management Committee received $12,000. All RSU awards granted to members of the Board and its committees vest annually over a period of four years from the date of grant. The directors also are reimbursed for expenses incurred in connection with the performance of their services as directors.
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The following table provides compensation information for the fiscal year ended June 30, 2021 for each non-employee member of our Board(1):
Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Total ($)
William F. Ballhaus	138,800	225,008	—	363,808
Kelli Bernard	61,200	174,983	—	236,183
Gerald Chizever	83,200	189,984	—	273,184
Steven C. Good	108,000	210,008	—	318,008
James B. Hawkins	103,000	195,007	—	298,007
Meyer Luskin	111,800	210,008	—	321,808

(1)
We have omitted from this table the columns titled “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” because no amounts would have been included in such columns.

(2)
Amounts are calculated utilizing the accounting guidance related to stock-based compensation under accounting principles generally accepted in the United States. See Note 9 to the Consolidated Financial Statements included in our Form 10-K for the year ended June 30, 2021 for a discussion of the assumptions used in valuation of stock awards. For the fiscal year ended June 30, 2021, 3,010 RSUs were granted to Mr. Good; 3,010 RSUs were granted to Mr. Luskin; 3,225 RSUs were granted to Dr. Ballhaus; 2,795 RSUs were granted to Mr. Hawkins; 2,723 RSUs were granted to Mr. Chizever, and 2,508 RSUs were granted to Ms. Bernard, all with a fair value of $69.77. As of June 30, 2021, Mr. Good had 6,440 unvested stock awards outstanding; Mr. Luskin had 6,539 unvested stock awards outstanding; Dr. Ballhaus had 6,613 unvested stock awards outstanding; Mr. Hawkins had 5,708 unvested stock awards outstanding; Mr. Chizever had 5,618 unvested stock awards outstanding; and Ms. Bernard had 3,165 unvested stock awards outstanding.

Director Share Ownership Requirements
We believe that our directors should hold a significant amount of Company equity to link their long-term economic interests directly to those of our stockholders. Accordingly, we have established requirements that our directors own at minimum equity of the Company valued at five times their annual retainers. We believe that this multiple constitutes significant amounts for our directors and provides a substantial link between the interests of our directors and those of our stockholders. During such time that a director has not attained the share ownership guideline, such director is required to retain at least 50% of the shares acquired upon exercise of options or vesting of restricted stock or unit awards, net of amounts required to pay taxes and exercise price. We periodically review our minimum equity ownership guidelines. Each of our directors meets or exceeds our minimum equity ownership guidelines.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In 1994, we, together with Electronics Corporation of India Limited (“ECIL”), an unaffiliated Indian company, formed ECIL-Rapiscan Security Products Limited, a joint venture under the laws of India (“ECIL Rapiscan”). We own a 36% interest in the joint venture, Mr. Chopra owns a 10.5% interest and Mr. Mehra owns a 4.5% interest. The remaining interest in the joint venture is owned by ECIL. We sell security and inspection kits to ECIL at a price no less favorable to us than the price we charge unaffiliated third parties for such products. To date, our portion of the earnings of ECIL Rapiscan has been immaterial to our financial results and results of operations.
Mohinder Chopra, who is the brother of Deepak Chopra, our Chief Executive Officer, is our Senior Vice President/General Manager India. His total compensation for fiscal year 2021 was valued at approximately $437,000.
Gerald Chizever, a member of our Board, is a partner at Loeb & Loeb LLP. Loeb & Loeb advises the Company in various matters from time to time. The fees paid by the Company to Loeb & Loeb in each of the past three fiscal years were significantly below the applicable threshold outlined in The NASDAQ Stock Market guidelines for determining director independence. For fiscal year 2021, the Company paid $521,273 in fees to Loeb & Loeb. Our Board carefully reviewed the nature of our engagement of Loeb & Loeb and the services rendered, including nominal fees relative to Loeb & Loeb’s annual revenues, the expertise and relevant experience of the firm, the firm’s and specific partners’ knowledge of our Company and our business and past legal engagements, and the fees paid in such engagements, and determined that Mr. Chizever is independent under the standards of The NASDAQ Stock Market.
The Audit Committee of the Board reviews proposed transactions in which the Company and any person who is a member of the Board, a nominee to become a member of the Board, an executive officer of the Company, a holder of more than five percent of our voting securities, or any immediate family member of any of the foregoing would have a direct or indirect material interest in the transaction and the amount involved, when added together with the amounts of all other transactions with that related person for that fiscal year, exceeds $75,000. The review involves an evaluation, without participation by any member of the Audit Committee with a direct or indirect material interest in the transaction, of whether the transaction would be on terms at least as favorable to us as those that could have been obtained from unaffiliated third parties. This policy is supported by the Charter of the Audit Committee of the Board.
36   OSI Systems, Inc. | PROXY STATEMENT

Executive Compensation

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this Proxy Statement. Based on the reviews and discussions referred to above, the Compensation Committee recommends to the Board that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.
COMPENSATION COMMITTEE
Meyer Luskin
William F. Ballhaus
James Hawkins
OSI Systems, Inc. | PROXY STATEMENT   37

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the amount of shares of the Company beneficially owned as of October 14, 2021, unless otherwise indicated, by each person known by us to own beneficially more than 5% of the outstanding shares of our outstanding Common Stock. As of October 14, 2021, 17,941,393 shares of our Common Stock were issued and outstanding.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class of Common Stock
BlackRock, Inc.(2)	3,440,096	19.2%
The Vanguard Group, Inc.(3)	1,838,399	10.2%
Janus Henderson Group Plc(4)	1,834,887	10.2%
Janus Henderson Triton Fund(5)	1,280,610	7.1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after October 14, 2021, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Represents the number of shares of Common Stock beneficially owned as of December 31, 2020, as reported on Schedule 13G/A filed on January 25, 2021 with the SEC by BlackRock, Inc. Such report indicates sole voting power over 3,296,517 shares, sole dispositive power over 3,440,096 shares, and shared voting power and shared dispositive power over 0 shares. The address of BlackRock, Inc. is 55 East 52nd St., New York, NY 10055.

(3)
Represents the number of shares of Common Stock beneficially owned as of June 30, 2021, as reported on Schedule 13G/A filed on July 12, 2021 with the SEC. Such report indicates sole voting power over 0 shares, shared voting power over 17,606 shares, sole dispositive power over 1,806,074 shares, and shared dispositive power over 32,325 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Represents the number of shares of Common Stock beneficially owned as of December 31, 2020, as reported on Schedule 13G/A filed on February 11, 2021 with the SEC. Such report indicates sole voting power and sole dispositive power over 0 shares, and shared voting power and shared dispositive power over 1,834,887 shares. The address of Janus Henderson Group Plc is 201 Bishopsgate, London X0 EC2M 3AE.

(5)
Represents the number of shares of Common Stock beneficially owned as of December 31, 2020, as reported on Schedule 13G/A filed on February 11, 2021 with the SEC. Such report indicates sole voting power and sole dispositive power over 0 shares, and shared voting power and shared dispositive power over 1,280,610 shares. The address of Janus Henderson Triton Fund is 151 Detroit Street, Denver, CO 80206.

The following table sets forth the amount of shares of the Company beneficially owned as of October 14, 2021, unless otherwise indicated, by each of our directors and director nominees, each Named Executive Officer, and all directors, director nominees, and executive officers as a group:
Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	401,499	2.2%
Alan Edrick	285,815	1.6%
Ajay Mehra(4)	34,624	*
Victor S. Sze(5)	149,944	*
Mal Maginnis	3,117	*
William F. Ballhaus(6)	24,413	*
Kelli Bernard	846	*
Gerald Chizever(7)	12,274	*
Steven C. Good	12,028	*
James B. Hawkins	8,934	*
Meyer Luskin(8)	22,805	*
All directors and executive officers as a group (15 persons) .	1,031,514	5.7%

*
Represents less than 1.0% of the outstanding shares of our Common Stock.

(1)
The address of each stockholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after October 14, 2021, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. No shares are pledged as security.

38   OSI Systems, Inc. | PROXY STATEMENT

SECURITY OWNERSHIP

(3)
Includes 25,000 shares owned by The Deepika Chopra Trust UDT, dated July 17, 1987. Deepak Chopra is the co-trustee of this irrevocable trust. In addition, includes 366,499 shares held jointly by Mr. Chopra and his wife, Nandini Chopra, and 10,000 shares held in the Nandini SLAT Trust.

(4)
Includes 9,683 shares owned by the Mehra Family Trust dated July 12, 2008.

(5)
Includes 119,763 shares held by the Victor So-Mein Sze & Angela Hsin-Chi Hsu Co-ttee Sze Trust U/T/A DTD 11/25/2014.

(6)
Includes 24,413 shares held in the Ballhaus Trust U/A 01/25/02 Dr. William Ballhaus Jr. and Jane K. Ballhaus Trustees.

(7)
Includes 12,274 shares held by The G & C Chizever Family Trust.

(8)
Includes 22,805 shares held by The Meyer and Doreen Luskin Family Trust.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the executive officers and directors and persons who beneficially own more than 10% of a class of securities registered under Section 12(b) the Exchange Act to file initial reports of ownership and reports of changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file. None of our directors or executive officers owns more than 10% of our securities. Based solely upon our review of such forms furnished to us during the fiscal year ended June 30, 2021, and written representations from certain reporting persons, we believe that our executive officers and directors have complied with the requirements imposed on them by Section 16(a) of the Exchange Act.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information concerning the our equity compensation plans as of June 30, 2021.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	255,220	$50.24	2,061,345(2)(3)(4)
Equity compensation plans not approved by security holders	—	N/A	—
Total	255,220	$50.24	2,061,345

(1)
Includes shares of our Common Stock issuable upon exercise of options under the 2006 Equity Participation Plan and 2012 Incentive Award Plan.

(2)
These shares are available for future issuance under our Amended and Restated 2012 Incentive Award Plan, which was approved by our shareholders on December 10, 2020.

(3)
Awards of RSUs or other awards that convey the full value of the shares subject to the award are counted as 1.87 shares for every one award granted.

(4)
Shares subject to awards outstanding under the 2006 Equity Participation Plan that terminate, expire or lapse for any reason also become available for future issuance under our Amended and Restated 2012 Incentive Award Plan.

OSI Systems, Inc. | PROXY STATEMENT   39

INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
AUDIT FEES
The following table represents fees charged for professional audit services rendered by Moss Adams for the audit of our annual financial statements for the years ended June 30, 2020 and 2021 and fees billed by Moss Adams for other services during those years (in thousands):
	FY 2020	FY 2021
Audit Fees	$1,767	$1,855
Audit-Related Fees	17	17
Tax Fees	—	—
All Other Fees	—	—
Total	$1,784	$1,872
“Audit Fees” consist of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and the review of our interim consolidated financial statements included in quarterly reports and services that are normally provided by Moss Adams in connection with statutory and regulatory filings or engagements.
The term “Audit-Related Fees” means fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements other than audit fees. This includes professional services for the audit of the financial statements of our 401(k) plan.
The term “Tax Fees” means fees billed for professional services rendered for tax advice, planning and compliance (domestic and international).
The term “All Other Fees” means fees billed for products and services other than for the services described above.
AUDIT COMMITTEE’S PRE-APPROVAL POLICY
The Audit Committee pre-approves all audit, audit-related and tax services (other than prohibited non-audit services) to be provided by the independent public accountants. The Audit Committee has delegated to its Chairman the authority to pre-approve all other services to be provided by the independent public accountants, up to an aggregate of $50,000 each fiscal year. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.
INDEPENDENCE
The Audit Committee has considered whether Moss Adams’ provision of services other than its audit of the Company’s annual financial statement and its review of the Company’s quarterly financial statements is compatible with maintaining such independent public accountant’s independence and has determined that it is compatible.
40   OSI Systems, Inc. | PROXY STATEMENT

REPORT OF AUDIT COMMITTEE
During the fiscal year ended June 30, 2021, the Audit Committee was composed of three non-employee directors, namely, Steven C. Good, Meyer Luskin, and William F. Ballhaus. All members of the Audit Committee meet the independence and experience requirements of the SEC and Listing Standards. Our Board has determined that Mr. Good qualifies as an “Audit Committee Financial Expert” as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether the other members of the Audit Committee qualify as Audit Committee Financial Experts. The Audit Committee met four times during the fiscal year ended June 30, 2021.
At each of its meetings, the Audit Committee met with the senior members of our financial management team and the independent public accountants. The Audit Committee’s agenda is established by the Audit Committee’s Chairman and our Chief Financial Officer. During the year, the Audit Committee had private sessions with our independent public accountants at which open discussions of financial management, accounting and internal control issues took place.
The Audit Committee recommended to the Board the engagement of Moss Adams as our independent public accountants. The Audit Committee reviewed with our financial managers and the independent public accountants overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of our internal controls, and the quality of our financial reporting.
The Audit Committee has reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that our audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles.
The Audit Committee believes that by thus focusing its discussions with the independent public accountants, it can promote a meaningful dialogue that provides a basis for its oversight judgments.
The Audit Committee also discussed with the independent public accountants all other matters required to be discussed by the independent public accountants with the Audit Committee under AS 1301 (Communications with Audit Committees, formerly Auditing Standard No. 16), as amended and as adopted by the PCAOB in Rule 3200. The Audit Committee received and discussed with the independent public accountants their annual written communication on their independence from our Company and our management, which is made under PCAOB Ethics and Independence Rule 3526 (Communicating with Audit Committee Concerning Independence), and considered with the independent public accountants whether the provision of services provided by them to our Company during the fiscal year ended June 30, 2021 was compatible with the independent public accountants’ independence.
Finally, the Audit Committee reviewed and discussed with management and the independent public accountants the evaluation of our internal controls and the audit report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews our SEC reports prior to filing and all quarterly earnings announcements in advance of their issuance with management and representatives of the independent public accountants. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, including evaluating the effectiveness of disclosure controls and procedures, and evaluating the effectiveness of internal control over financial reporting, and of the independent public accountants, who, in their report, express an opinion on the conformity of our annual financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.
In reliance on these reviews and discussions, and the report of the independent public accountants, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, for filing with the SEC.
AUDIT COMMITTEE
Steven C. Good
Meyer Luskin
William F. Ballhaus
OSI Systems, Inc. | PROXY STATEMENT   41

CODE OF ETHICS AND CONDUCT
We have adopted a Code of Ethics and Conduct, which applies to all of our directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer), and employees. A copy of the Code of Ethics and Conduct is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on May 23, 2016. A copy of the Code of Ethics and Conduct may also be obtained, without charge, under the Investor Relations section of our website — http://www.osi-systems.com — or by written request addressed to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. We intend to disclose any changes in or waivers from this Code of Ethics and Conduct on the same website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by the rules of the SEC or Nasdaq.
ANNUAL MEETING ATTENDANCE
We have adopted a formal policy with regard to directors’ attendance at annual meetings of stockholders. All members of our Board are strongly encouraged to prepare for, attend and participate in all annual meetings of stockholders. All of our directors attended last year’s annual meeting of stockholders.
STOCKHOLDER COMMUNICATIONS
Stockholders interested in communicating directly with the Board, or specified individual directors, may do so by writing our Secretary at the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. Our Secretary will review all such correspondence and will regularly forward to the Board copies of all such correspondence that, in the opinion of our Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received that is addressed to members of the Board and request copies of such correspondence. Concerns relating to accounting, internal control or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10-K as filed with the SEC is available, without charge, under the Investor Relations section of our website — http://www.osi-systems.com — or by written request addressed to: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250 or by calling telephone number (310) 978-0516.
In certain cases only one Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders at that address. We undertake to deliver promptly upon written or oral request a separate copy of the Annual Report, Proxy Statement and/or Notice of Internet Availability of Proxy Materials, as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to our Secretary at the address or telephone number indicated in the previous paragraph. In addition, stockholders sharing an address can request delivery of a single copy of Annual Reports, Proxy Statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple copies of Annual Reports, Proxy Statements or Notices of Internet Availability of Proxy Materials by directing such request to the same mailing address.
STOCKHOLDER PROPOSALS
In the event that a stockholder desires to have a proposal included in our proxy statement and form of proxy used in connection with our next annual meeting of stockholders, the proposal must be delivered in writing to our Secretary and comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. Under such rule, the deadline for delivering any such proposal to us would be June 23, 2022, which is 120 days prior to the one-year anniversary of the date of this Proxy Statement.
Our Bylaws provide that if a stockholder, rather than including a proposal in our proxy statement as discussed above, commences his or her own proxy solicitation for the next annual meeting of stockholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, the stockholder must deliver a notice of such proposal to us no more than 120 days and no less than 90 days prior to December 9, 2022, provided, however, that if the date of the next annual meeting of stockholders is more than 30 days before or more than 60 days after December 9, 2022, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to the date of such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. The notice must comply with the requirements set forth in our Bylaws and should be directed to the Company c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.
42   OSI Systems, Inc. | PROXY STATEMENT

INCORPORATION BY REFERENCE
Notwithstanding anything to the contrary set forth in any of the previous filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the Compensation Committee Report and the Report of Audit Committee will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes, except to the extent we specifically incorporate such report by reference therein. In addition, information on our website, other than this Proxy Statement and the enclosed Proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.
OTHER BUSINESS
We do not know of any other business to be presented at the Annual Meeting and do not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.
By Order of the Board of Directors,
Victor S. Sze
Secretary
Hawthorne, California
October 21, 2021
OSI Systems, Inc. | PROXY STATEMENT   43

OSI Systems, Inc.
c/o Broadridge Corporate Issuer Solutions
P.O. Box 1342
Brentwood, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/08/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000520352_1 R1.0.0.177

VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 12/08/2021. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate that youagree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 12/08/2021. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FORthe following:1. Election of DirectorsNominees01) Deepak Chopra 02) William F. Ballhaus 03) Kelli Bernard 04) Gerald Chizever 05) Steven C. Good06) James B. Hawkins 07) Meyer LuskinThe Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain2. Ratification of the appointment of Moss Adams LLP as the Company's independent registered public accountingfirm for the fiscal year ending June 30, 2022.3. Advisory vote on the Company's executive compensation for the fiscal year ended June 30, 2021.NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K Wrap areavailable at www.proxyvote.com OSI SYSTEMS, INC.Annual Meeting of StockholdersDecember 9, 2021 10:00 A.M.This proxy is solicited by the Board of DirectorsThe undersigned appoints each of Deepak Chopra, Alan Edrick, and Victor Sze with power of substitution,attorneys and proxies, to vote all shares votable by the undersigned at the stockholders' annual meeting of OSISystems, Inc., a Delaware corporation and at any adjournments. The meeting will be held in Hawthorne,California on December 9, 2021 at 10:00 A.M., Pacific Time. My voting instructions are on the reverse side ofthis proxy. I revoke any proxy previously given.This proxy, when properly executed, will be voted in the manner directed. If no direction is made, theproxy will be voted by the proxies named "FOR" proposals 1, 2 and 3 and in their discretion on any othermatters properly brought to a stockholder vote at the meeting.If the undersigned holds OSI Systems, Inc. shares in the OSI Systems, Inc. 401(k) Plan, this proxy constitutesvoting instructions for any shares so held.Continued and to be signed on reverse side